Exhibit 99.2

Table of Contents

March 31, 2024

Safe Harbor Language

March 31, 2024

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2024 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”) under Item 1A. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Current economic challenges, including the potential for recession, may adversely impact our tenants and our business. Unfavorable developments affecting the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Additionally, current geopolitical challenges would impact the U.S. economy and our results of operations and financial condition.

Risk Factors to Regency’s Financial Performance Related to the Company’s Acquisition of Urstadt Biddle

Regency may not realize the anticipated benefit and synergies from the Urstadt Biddle merger.

Risk Factors Related to Pandemics or other Health Crises

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results from operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety and regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial, or other data or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liabilities and adverse financial impact. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at current or historical rates.

Risk Factors Related to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign shareholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.

Supplemental Information i

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports First Quarter 2024 Results

JACKSONVILLE, Fla. (May 2, 2024) – Regency Centers Corporation (“Regency Centers”, “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended March 31, 2024 and provided updated 2024 earnings guidance. For the three months ended March 31, 2024 and 2023, Net Income Attributable to Common Shareholders was $0.58 per diluted share and $0.57 per diluted share, respectively.

First Quarter Highlights

•
Reported Nareit FFO of $1.08 per diluted share and Core Operating Earnings of $1.04 per diluted share
•
Increased Same Property NOI year-over-year, excluding lease termination fees and the collection of receivables reserved during 2020 and 2021, by 2.1%
•
Increased Same Property percent leased by 90 basis points year-over-year to 95.8%, and Same Property shop percent leased by 150 basis points year-over-year to a Company record high of 93.5%
•
Executed 1.8 million square feet of comparable new and renewal leases at blended rent spreads of +8.5% on a cash basis and +17.4% on a straight-lined basis
•
Started approximately $80 million of new development and redevelopment projects, including The Shops at Stone Bridge in Cheshire, CT, a $67 million Whole Foods anchored ground-up development
•
As of March 31, 2024, Regency's in-process development and redevelopment projects had estimated net project costs of $547 million
•
In February, Regency received a credit rating upgrade by Moody's Investors Service to A3 with a stable outlook
•
Pro-rata net debt and preferred stock to operating EBITDAre at March 31, 2024 was 5.4x, and was 5.2x as adjusted for the annualized impact of the EBITDAre contribution from Urstadt Biddle
•
As previously disclosed, on January 8, 2024, Regency priced a public offering of $400 million of senior unsecured notes due 2034, with a coupon of 5.25%
•
As previously disclosed, on January 18, 2024, the Company entered into an amended and restated credit agreement providing an unsecured revolving credit facility in the amount of $1.5 billion

Subsequent Highlights

•
On May 1, 2024, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.67 per share

“We had another successful quarter, with strength in tenant demand driving robust activity across our operating shopping centers and development business," said Lisa Palmer, President and Chief Executive Officer. "This is evident in our record pipeline of executed leases and growth in our in-process development and redevelopment projects to more than a half billion dollars, supporting continued positive momentum for the balance of the year and into 2025.”

Supplemental Information ii

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended March 31, 2024, Net Income Attributable to Common Shareholders was $106.4 million, or $0.58 per diluted share, compared to Net Income Attributable to Common Shareholders of $97.3 million, or $0.57 per diluted share, for the same period in 2023.

Nareit FFO

•
For the three months ended March 31, 2024, Nareit FFO was $200.0 million, or $1.08 per diluted share, compared to $186.5 million, or $1.08 per diluted share, for the same period in 2023.

Core Operating Earnings

•
For the three months ended March 31, 2024, Core Operating Earnings was $193.1 million, or $1.04 per diluted share, compared to $177.8 million, or $1.03 per diluted share, for the same period in 2023.

Portfolio Performance

Same Property NOI

•
First quarter 2024 Same Property Net Operating Income (“NOI”), excluding lease termination fees and the collection of receivables reserved during 2020 and 2021, increased by 2.1% compared to the same period in 2023.
o
Same Property base rents contributed 2.7% to Same Property NOI growth in the first quarter of 2024.

Occupancy

•
As of March 31, 2024, Regency’s Same Property portfolio was 95.8% leased, an increase of 20 basis points sequentially and an increase of 90 basis points compared to March 31, 2023.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 97.2%, an increase of 30 basis points sequentially and an increase of 50 basis points compared to March 31, 2023.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 93.5%, an increase of 10 basis points sequentially and an increase of 150 basis points compared to March 31, 2023.
•
As of March 31, 2024, Regency’s Same Property portfolio was 92.1% commenced, a decline of 70 basis points sequentially and a decline of 50 basis points compared to March 31, 2023.

Leasing Activity

•
During the three months ended March 31, 2024, Regency executed approximately 1.8 million square feet of comparable new and renewal leases at a blended cash rent spread of +8.5% and a blended straight-lined rent spread of +17.4%.
•
During the trailing twelve months ended March 31, 2024, the Company executed approximately 7.7 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.3% and a blended straight-lined rent spread of +18.9%.

Supplemental Information iii

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the three months ended March 31, 2024, the Company started developments and redevelopments with estimated net project costs of $80 million, at the Company’s share.
o
During the quarter, the Company started the ground-up development The Shops at Stone Bridge in Cheshire, Ct. The 152,000 square feet center will be anchored by Whole Foods and TJ Maxx and will serve as the retail component of a new master planned community.
•
As of March 31, 2024, Regency’s in-process development and redevelopment projects had estimated net project costs of $547 million at the Company’s share, 46% of which has been incurred to date.

Property Transactions

•
On January 5, 2024, the Company completed the disposition of Glengary Shoppes for $31 million, at Regency's share.
•
Subsequent to quarter end, on April 8, 2024, the Company completed the disposition of Tamarac Town Square for $23 million, at Regency's share.

Balance Sheet

•
In February, Regency received a credit rating upgrade by Moody's Investors Service, to A3 with a stable outlook, further validating the Company's balance sheet strength and liquidity position.
•
As of March 31, 2024, Regency had more than $1.7 billion of liquidity, including approximately $1.50 billion of capacity under its revolving credit facility and approximately $230 million of cash and equivalents.
o
As previously disclosed, on January 18, 2024, the Company and its operating partnership, Regency Centers, L.P., entered into an amended and restated credit agreement (the “Credit Agreement”) providing an unsecured revolving credit facility in the amount of $1.5 billion. The termination date for the Credit Agreement is March 23, 2028 and includes two, six-month extension options.
•
As previously disclosed, on January 8, 2024, the Company’s operating partnership, Regency Centers, L.P., priced a public offering of $400 million of senior unsecured notes due 2034 with a coupon of 5.25%. Proceeds will be used to repay the $250 million unsecured notes due June 2024 and the approximately $79 million secured mortgage on 4S Commons Town Center due June 2024, as well as for general corporate purposes.
•
As of March 31, 2024, Regency’s pro-rata net debt and preferred stock to operating EBITDAre ratio was 5.4x on a trailing 12-month basis.
o
As of March 31, 2024, Regency’s pro-rata net debt and preferred stock to operating EBITDAre was 5.2x, adjusted for the annualized impact of the EBITDAre contribution from the acquisition of Urstadt Biddle.

Common and Preferred Dividends

•
On May 1, 2024, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.67 per share. The dividend is payable on July 3, 2024, to shareholders of record as of June 12, 2024.
•
On May 1, 2024, Regency’s Board declared a quarterly cash dividend on the Company’s Series A preferred stock of $0.390625 per share. The dividend is payable on July 31, 2024, to shareholders of record as of July 16, 2024.
•
On May 1, 2024, Regency’s Board declared a quarterly cash dividend on the Company’s Series B preferred stock of $0.367200 per share. The dividend is payable on July 31, 2024, to shareholders of record as of July 16, 2024.

Supplemental Information iv

2024 Guidance

Regency Centers is hereby providing updated 2024 guidance, as summarized in the table below. Please refer to the Company’s first quarter 2024 ‘Earnings Presentation’ and ‘Quarterly Supplemental’ for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2024 Guidance (in thousands, except per share data)	1Q 2024	Current Guidance	Previous Guidance

Net Income Attributable to Common Shareholders per diluted share	$0.58	$1.96-$2.02	$1.87-$1.93

Nareit Funds From Operations ("Nareit FFO") per diluted share	$1.08	$4.15-$4.21	$4.14-$4.20

Core Operating Earnings per diluted share(1)	$1.04	$4.02-$4.08	$4.02-$4.08

Same property NOI growth without termination fees or collection of 2020/2021 reserves	2.1%	+2.0% to +2.5%	+2.0% to +2.5%

Certain non-cash items(2)	$10,271	+/-$32,000	+/-$30,000

G&A expense, net(3)	$24,129	$93,000-$95,000	$93,000-$95,000

Interest expense, net and Preferred stock dividends(4)	$50,451	$199,000-$201,000	$199,000-$201,000

Management, transaction and other fees	$6,163	+/-$25,000	+/-$25,000

Development and Redevelopment spend	$41,073	+/-$180,000	+/-$180,000

Acquisitions	$0	+/-$46,000	$0
Cap rate (weighted average)	0.0%	+/- 6.5%	0%

Dispositions	$30,500	+/-$125,000	+/-$100,000
Cap rate (weighted average)	6.0%	+/- 5.5%	+/- 5.5%

Merger-related transition expenses	$2,561	+/-$7,000	+/-$7,000

Note: With the exception of per share data, figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships.

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, debt and derivative mark-to-market amortization, as well as transaction related income/expenses and debt extinguishment charges.
(2)
Includes above and below market rent amortization, straight-line rents, and debt and derivative mark-to-market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro rata basis.
(4)
Net of interest income; excludes debt and derivative mark-to-market amortization, which is included in Certain non-cash items.

Conference Call Information

To discuss Regency’s first quarter results and provide further business updates, management will host a conference call on Friday, May 3rd at 11:00 a.m. ET. Dial-in and webcast information is below.

First Quarter 2024 Earnings Conference Call

Date:	Friday, May 3, 2024
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	First Quarter 2024 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Supplemental Information v

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended March 31, 2024 and 2023	Three Months Ended
	2024	2023
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$106,361	97,281
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	104,372	89,035
Gain on sale of real estate, net of tax	(11,408)	(241)
Exchangeable operating partnership units	642	420
Nareit Funds From Operations	$199,967	186,495

Nareit FFO per share (diluted)	$1.08	1.08
Weighted average shares (diluted)	185,872	172,235

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$199,967	186,495
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	2,561	-
Loss on early extinguishment of debt	180	-
Certain Non-Cash Items
Straight-line rent	(5,738)	(2,389)
Uncollectible straight-line rent	656	(635)
Above/below market rent amortization, net	(5,467)	(5,665)
Debt and derivative mark-to-market amortization	909	(8)
Core Operating Earnings	$193,068	177,798

Core Operating Earnings per share (diluted)	$1.04	1.03
Weighted average shares (diluted)	185,872	172,235

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$193,068	177,798
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(20,852)	(17,459)
Debt cost and derivative adjustments	2,140	1,672
Stock-based compensation	4,640	4,819
Adjusted Funds from Operations	$178,996	166,830
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Supplemental Information vi

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended March 31, 2024 and 2023	Three Months Ended
	2024	2023

Net income attributable to common shareholders	$106,361	97,281
Less:
Management, transaction, and other fees	(6,396)	(6,038)
Other(1)	(12,587)	(9,502)
Plus:
Depreciation and amortization	97,585	82,707
General and administrative	26,132	25,280
Other operating expense (income)	2,643	(497)
Other expense	29,214	34,416
Equity in income of investments in real estate partnerships excluded from NOI (2)	13,689	11,785
Net income attributable to noncontrolling interests	2,884	1,207
Preferred stock dividends	3,413	-
NOI	262,938	236,639

Less non-same property NOI (3)	(26,504)	(191)

Same Property NOI	$236,434	236,448
% change	0.0%

Same Property NOI without Termination Fees	$235,061	231,731
% change	1.4%

Same Property NOI without Termination Fees or Redevelopments	$201,279	198,998
% change	1.1%

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$235,061	230,210
% change	2.1%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its first quarter 2024 supplemental package that may help investors estimate earnings. A copy of the Company’s first quarter 2024 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended March 31, 2024. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Supplemental Information vii

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Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2024 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”) under Item 1A. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Current economic challenges, including the potential for recession, may adversely impact our tenants and our business. Unfavorable developments affecting the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Additionally, current geopolitical challenges would impact the U.S. economy and our results of operations and financial condition.

Risk Factors to Regency’s Financial Performance Related to the Company’s Acquisition of Urstadt Biddle

Regency may not realize the anticipated benefits and synergies from the Urstadt Biddle merger.

Supplemental Information viii

Risk Factors Related to Pandemics or other Health Crises

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety and regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial, or other data or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liabilities and adverse financial impact. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at current or historical rates.

Risk Factors Related to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign shareholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.

Supplemental Information ix

Summary Financial Information

March 31, 2024

(in thousands, except per share data)

	Three Months Ended

Financial Results	2024	2023

Net income attributable to common shareholders (page 4)	$106,361	$97,281
Net income per diluted share	$0.58	$0.57

Nareit Funds From Operations (Nareit FFO) (page 9)	$199,967	$186,495
Nareit FFO per diluted share	$1.08	$1.08

Core Operating Earnings (page 9)	$193,068	$177,798
Core Operating Earnings per diluted share	$1.04	$1.03

Same Property NOI without termination fees (page 8)	$235,061	$231,731
% growth	1.4%

Same Property NOI without termination fees or collection of 2020/2021 reserves (page 8)	$235,061	$230,210
% growth	2.1%

Operating EBITDAre (page 10)	$249,596	$221,479

Dividends declared per share and unit	$0.670	$0.650
Payout ratio of Core Operating Earnings per share (diluted)	64.4%	63.1%

Diluted share and unit count

Weighted average shares (diluted) - Net income	184,770	171,494
Weighted average shares and units (diluted) - Nareit FFO and Core Operating Earnings	185,872	172,235

__________________________________________________________________________________________________

	As of	As of	As of	As of
	3/31/2024	12/31/2023	12/31/2022	12/31/2021
Capital Information

Market price per common share	$60.56	$67.00	$62.50	$75.35

Common shares outstanding	184,774	184,581	171,125	171,213
Exchangeable units held by noncontrolling interests	1,100	1,107	741	760
Common shares and equivalents issued and outstanding	185,874	185,688	171,866	171,973
Market equity value of common shares and equivalents	$11,256,530	$12,441,131	$10,741,627	$12,958,170

Preferred stock	$225,000	$225,000	$0	$0
Outstanding debt	4,957,288	4,688,805	4,225,014	4,235,735
Less: cash	(230,101)	(91,354)	(68,776)	(95,027)
Net debt and preferred stock	$4,952,187	$4,822,451	$4,156,238	$4,140,708

Total market capitalization	$16,208,717	$17,263,582	$14,897,865	$17,098,878

Debt metrics (pro-rata; trailing 12 months "TTM")(1)

Net Debt and Preferreds-to-Operating EBITDAre	5.4x	5.4x	5.0x	5.1x
Net Debt and Preferreds-to-Operating EBITDAre, adjusted	5.2x	5.1x

Fixed charge coverage	4.5x	4.7x	4.7x	4.5x

(1)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 1

Summary Real Estate Information

March 31, 2024

(GLA in thousands)

Consolidated and 100% of Real Estate Partnerships	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Number of properties	482	482	481	406	404

Number of retail operating properties	473	474	473	402	402

Number of same properties	400	394	395	395	395

Number of properties in redevelopment	9	9	7	6	6

Number of properties in development(1)	5	4	4	4	2

Gross Leasable Area (GLA) - All properties	57,013	56,831	56,735	51,325	51,137

GLA including retailer-owned stores - All properties	60,760	60,578	60,482	55,072	54,884

GLA - Retail operating properties	56,091	56,062	55,970	50,618	50,628

GLA - Same properties	50,597	49,754	49,860	49,807	49,808

GLA - Properties in redevelopment(2)	2,003	1,954	1,741	1,623	1,914

GLA - Properties in development(1)	865	712	707	707	509

Consolidated and Pro-Rata Share of Real Estate Partnerships

GLA - All properties	48,732	48,550	48,372	43,491	43,307

GLA including retailer-owned stores - All properties	52,479	52,297	52,119	47,238	47,053

GLA - Retail operating properties	47,887	47,859	47,686	42,862	42,876

GLA - Same properties(3)	42,885	42,762	42,759	42,742	42,757

Spaces > 10,000 sf(3)	26,662	26,599	26,604	26,591	26,612

Spaces < 10,000 sf(3)	16,223	16,163	16,155	16,152	16,145

GLA - Properties in redevelopment(2)	1,955	1,906	1,694	1,576	1,867

GLA - Properties in development(1)	788	634	629	629	431

% leased - All properties	95.0%	95.1%	94.6%	94.6%	94.9%

% leased - Retail operating properties	95.4%	95.3%	94.9%	95.0%	95.0%

% leased - Same properties(3)	95.8%	95.6%	95.3%	95.0%	94.9%

Spaces ≥ 10,000 sf(3)	97.2%	96.9%	96.6%	96.4%	96.7%

Spaces < 10,000 sf(3)	93.5%	93.4%	93.1%	92.6%	92.0%

% commenced - Same properties(3)(4)	92.1%	92.8%	92.5%	92.6%	92.6%

Same property NOI Growth without Termination Fees - YTD (see page 8)	1.4%	1.7%	2.0%	2.0%	2.5%

Same property NOI Growth without Termination Fees or Redevelopments - YTD (see page 8)	1.1%	0.9%	1.2%	1.3%	2.5%

Same property NOI Growth without Termination Fees or Collection of 2020/2021 Reserves - YTD (see page 8)	2.1%	3.6%	4.3%	5.0%	6.3%

Rent spreads - Trailing 12 months(5) (see page 19)	10.3%	10.0%	8.7%	8.1%	7.3%

(1)
Includes current ground-up developments.
(2)
Represents entire center GLA rather than redevelopment portion only. Included in Same Property pool unless noted otherwise.
(3)
Prior periods adjusted for current same property pool.
(4)
Excludes leases that are signed but have not yet commenced.
(5)
Retail operating properties only. Rent spreads are calculated on a comparable-space, cash basis for new and renewal leases executed.

Amounts may not foot due to rounding.

Supplemental Information 2

Consolidated Balance Sheets

March 31, 2024 and December 31, 2023

(in thousands)

	2024	2023
	(unaudited)
Assets:
Net real estate investments:
Real estate assets at cost	$13,456,499	13,454,391
Less: accumulated depreciation	2,748,712	2,691,386
Real estate assets, net	10,707,787	10,763,005
Investments in sales-type lease, net	11,532	8,705
Investments in real estate partnerships	368,709	370,605
Net real estate investments	11,088,028	11,142,315

Properties held for sale, net	33,572	18,878
Cash, cash equivalents, and restricted cash	230,101	91,354

Tenant receivables, net	27,357	34,814
Straight-line rent receivables, net	144,022	138,589
Other receivables	58,028	32,759
Tenant and other receivables	229,407	206,162

Deferred leasing costs, net	77,484	73,398
Acquired lease intangible assets, net	266,831	283,375
Right of use assets, net	326,047	328,002
Other assets	399,433	283,429

Total assets	$12,650,903	12,426,913

Liabilities and Equity:
Liabilities:
Notes payable, net	$4,387,181	4,001,949
Unsecured credit facility	30,000	152,000
Total notes payable	4,417,181	4,153,949

Accounts payable and other liabilities	344,641	358,612
Acquired lease intangible liabilities, net	389,908	398,302
Lease liabilities	245,235	246,063
Tenants' security, escrow deposits, and prepaid rent	75,919	78,052
Total liabilities	5,472,884	5,234,978

Equity:
Shareholders' Equity:
Preferred stock	225,000	225,000
Common stock	1,848	1,846
Additional paid in capital	8,677,435	8,678,752
Accumulated other comprehensive income (loss)	4,465	(1,308)
Distributions in excess of net income	(1,889,037)	(1,871,603)
Total shareholders' equity	7,019,711	7,032,687

Noncontrolling Interests:
Exchangeable operating partnership units	41,606	42,195
Limited partners' interests in consolidated partnerships	116,702	117,053
Total noncontrolling interests	158,308	159,248
Total equity	7,178,019	7,191,935

Total liabilities and equity	$12,650,903	12,426,913

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 3

Consolidated Statements of Operations

For the Periods Ended March 31, 2024 and 2023

(in thousands)

(unaudited)

	Three Months Ended
	2024	2023
Revenues:
Lease income	$353,106	308,801
Other property income	4,350	3,138
Management, transaction, and other fees	6,396	6,038
Total revenues	363,852	317,977

Operating Expenses:
Depreciation and amortization	97,585	82,707
Property operating expense	63,274	51,022
Real estate taxes	44,307	38,477
General and administrative	26,132	25,280
Other operating expense (income)	2,643	(497)
Total operating expenses	233,941	196,989

Other Expense, net:
Interest expense, net	42,868	36,393
Gain on sale of real estate, net of tax	(11,403)	(250)
Loss on early extinguishment of debt	180	-
Net investment income	(2,431)	(1,727)
Total other expense, net	29,214	34,416

Income before equity in income of
investments in real estate partnerships	100,697	86,572

Equity in income of investments in real estate partnerships	11,961	11,916

Net income	112,658	98,488

Noncontrolling Interests:
Exchangeable operating partnership units	(642)	(420)
Limited partners' interests in consolidated partnerships	(2,242)	(787)
Net income attributable to noncontrolling interests	(2,884)	(1,207)

Net income attributable to the Company	109,774	97,281

Preferred stock dividends	(3,413)	-
Net income attributable to common shareholders	$106,361	97,281

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 4

Supplemental Details of Operations (Consolidated Only)

For the Periods Ended March 31, 2024 and 2023

(in thousands)

		Three Months Ended
		2024	2023
	Revenues:
*	Base rent	$244,135	212,930
*	Recoveries from tenants	85,023	71,226
*	Percentage rent	7,807	7,030
*	Termination Fees	1,755	4,717
*	Uncollectible lease income	(1,233)	1,937
*	Other lease income	4,202	2,499
	Straight-line rent on lease income	5,594	2,597
	Above/below market rent amortization	5,823	5,865
	Lease income	353,106	308,801

*	Other property income	4,350	3,138

	Property management fees	3,961	3,458
	Asset management fees	1,602	1,629
	Leasing commissions and other fees	833	951
	Management, transaction, and other fees	6,396	6,038

	Total revenues	$363,852	317,977

	Operating Expenses:
	Depreciation and amortization (including FF&E)	$97,585	82,707

*	Operating and maintenance	58,439	46,945
*	Ground rent	3,889	3,317
*	Termination expense	70	-
	Straight-line rent on ground rent	341	373
	Above/below market ground rent amortization	535	387
	Property operating expense	63,274	51,022

*	Real estate taxes	44,307	38,477

	Gross general & administrative	22,999	20,775
	Stock-based compensation	4,640	4,819
	Capitalized direct development compensation costs	(3,595)	(1,762)
	General & administrative, net (1)	24,044	23,832
	Loss on deferred compensation plan (2)	2,088	1,448
	General & administrative	26,132	25,280

	Other expenses	360	973
	Development pursuit costs, net	(278)	(1,470)
	Merger transition costs	2,561	-
	Other operating expenses	2,643	(497)

	Total operating expenses	$233,941	196,989

	Other Expense, net:
	Gross interest expense	$44,393	36,511
	Derivative amortization	109	109
	Debt cost amortization	1,818	1,395
	Debt and derivative mark-to-market amortization	829	(9)
	Capitalized interest	(1,656)	(1,250)
	Interest income	(2,625)	(363)
	Interest expense, net	42,868	36,393

	Gain on sale of real estate, net of tax	(11,403)	(250)
	Loss of early extinguishment of debt	180	-
	Net investment income (2)	(2,431)	(1,727)

	Total other expense, net	$29,214	34,416

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 38.
(2)
The change in value of participant obligations within Regency’s non-qualified deferred compensation plan is included in General and administrative expense, which is offset by changes in value of assets held in the plan which is included in Net investment income.

These consolidated supplemental details of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 5

Supplemental Details of Assets and Liabilities (Real Estate Partnerships Only)

March 31, 2024 and December 31, 2023

(in thousands)

	Noncontrolling Interests		Share of JVs
	2024	2023	2024	2023
Assets:
Real estate assets at cost	$(105,378)	(104,170)	$1,297,872	1,289,503
Less: accumulated depreciation	(18,809)	(18,198)	495,964	488,402
Real estate assets, net	(86,569)	(85,972)	801,908	801,101
Investments in sales-type lease, net	(2,659)	(2,614)	34,995	34,526
Net real estate investments	(89,228)	(88,586)	836,903	835,627

Cash, cash equivalents, and restricted cash	(63,891)	(66,036)	17,085	14,940

Tenant receivables, net	(339)	(75)	3,918	5,542
Straight-line rent receivables, net	(2,801)	(2,192)	22,157	22,050
Other receivables	(82)	(241)	835	594
Tenant and other receivables	(3,222)	(2,508)	26,910	28,186

Deferred leasing costs, net	(1,969)	(1,293)	16,770	16,934
Acquired lease intangible assets, net	(1,177)	(1,218)	4,148	4,391
Right of use assets, net	(1,682)	(1,697)	4,770	4,817
Other assets	(1,028)	(797)	33,756	31,532

Total assets	$(162,197)	(162,135)	$940,342	936,427

Liabilities:
Notes payable, net	$(38,908)	(38,982)	$540,107	534,856
Accounts payable and other liabilities	(3,815)	(3,323)	20,788	18,579
Acquired lease intangible liabilities, net	(238)	(248)	3,861	4,087
Lease liabilities	(2,082)	(2,086)	3,175	4,191
Tenants' security, escrow deposits, and prepaid rent	(452)	(443)	3,702	4,109

Total liabilities	$(45,495)	(45,082)	$571,633	565,822

Note

Noncontrolling interests represent limited partners' interests in consolidated partnerships' activities and Share of JVs represents the Company's share of real estate partnerships' activities, of which each are included on a single line presentation in the Company's consolidated financial statements in accordance with GAAP.

Supplemental Information 6

Supplemental Details of Operations (Real Estate Partnerships Only)

For the Periods Ended March 31, 2024 and 2023

(in thousands)

		Noncontrolling Interests		Share of JVs
		Three Months Ended		Three Months Ended
		2024	2023	2024	2023
	Revenues:
*	Base rent	$(2,201)	(1,999)	$26,166	24,139
*	Recoveries from tenants	(699)	(517)	8,818	7,978
*	Percentage rent	(1)	(1)	811	641
*	Termination Fees	(1)	(10)	83	15
*	Uncollectible lease income	—	(36)	(187)	66
*	Other lease income	(38)	(37)	386	346
	Straight-line rent on lease income	(660)	(76)	577	803
	Above/below market rent amortization	2	1	187	196
	Lease income	(3,598)	(2,675)	36,841	34,184

*	Other property income	(1)	(10)	245	247

	Asset management fees	-	-	(233)	(239)

	Total revenues	$(3,599)	(2,685)	$36,853	34,192

	Operating Expenses:
	Depreciation and amortization (including FF&E)	(758)	(656)	8,245	7,422

*	Operating and maintenance	(484)	(427)	6,117	5,370
*	Ground rent	(31)	(31)	72	84
	Straight-line rent on ground rent	(13)	(13)	20	30
	Above/below market ground rent amortization	-	-	10	10
	Property operating expense	(528)	(471)	6,219	5,494

*	Real estate taxes	(380)	(352)	4,483	4,277

	General & administrative, net(1)	-	-	85	66

	Other expenses	765	(21)	772	285

	Total operating expenses	$(901)	(1,500)	$19,804	17,544

	Other Expense, net:
	Gross interest expense	(458)	(366)	4,974	4,583
	Debt cost amortization	(15)	(15)	228	183
	Debt and derivative mark-to-market amortization	(14)	(17)	94	18
	Interest income	31	-	(203)	(61)
	Interest expense, net	(456)	(398)	5,093	4,723

	Gain on sale of real estate	-	-	(5)	9

	Total other expense, net	$(456)	(398)	$5,088	4,732

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 38.

Note

Noncontrolling interests represent limited partners’ interests in consolidated partnerships’ activities and Share of JVs represents the Company’s share of real estate partnerships’ activities, of which each are included on a single line presentation in the Company’s consolidated financial statements in accordance with GAAP.

Supplemental Information 7

Supplemental Details of Same Property NOI (Pro-Rata)

For the Periods Ended March 31, 2024 and 2023

(in thousands)

	Three Months Ended
	2024	2023
Same Property NOI Detail:

Real Estate Revenues:
Base rent	$242,684	236,363
Recoveries from tenants	83,192	79,069
Percentage rent	7,982	7,671
Termination fees	1,443	4,717
Uncollectible lease income	(1,036)	1,879
Other lease income	3,136	2,872
Other property income	2,575	2,663
Total real estate revenues	339,976	335,234

Real Estate Operating Expenses:
Operating and maintenance	56,734	52,744
Termination expense	70	-
Real estate taxes	42,789	42,606
Ground rent	3,949	3,436
Total real estate operating expenses	103,542	98,786

Same Property NOI	$236,434	236,448
% change	0.0%

Same Property NOI without Termination Fees	$235,061	231,731
% change	1.4%

Same Property NOI without Termination Fees or Redevelopments	$201,279	198,998
% change	1.1%

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$235,061	230,210
% change	2.1%

Percent Contribution to Same Property NOI Performance:
Base rent	2.7%
Uncollectible lease income (1)	-0.6%
Collection of 2020/2021 reserves	-0.7%
Net expense recoveries	-0.2%
Other lease / property income	0.1%
Percentage rent	0.1%
Same Property NOI without Termination Fees (% impact)	1.4%

Reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI:

Net income attributable to common shareholders	$106,361	97,281
Less:
Management, transaction, and other fees	(6,396)	(6,038)
Other (2)	(12,587)	(9,502)
Plus:
Depreciation and amortization	97,585	82,707
General and administrative	26,132	25,280
Other operating expense	2,643	(497)
Other expense, net	29,214	34,416
Equity in income of investments in real estate partnerships excluded from NOI (3)	13,689	11,785
Net income attributable to noncontrolling interests	2,884	1,207
Preferred stock dividends	3,413	-
NOI	262,938	236,639

Less non-same property NOI (4)	(26,504)	(191)
Same Property NOI	$236,434	236,448
(1)
Excludes the impact of collection on '20/'21 reserves or write offs.
(2)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(3)
Includes non-NOI income and expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(4)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Supplemental Information 8

Reconciliations of Non-GAAP Financial Measures

For the Periods Ended March 31, 2024 and 2023

(in thousands, except per share data)

	Three Months Ended
	2024	2023

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$106,361	97,281
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	104,372	89,035
Gain on sale of real estate, net of tax	(11,408)	(241)
Exchangeable operating partnership units	642	420
Nareit Funds From Operations	$199,967	186,495

Nareit FFO per share (diluted)	$1.08	1.08
Weighted average shares (diluted)	185,872	172,235

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$199,967	186,495
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	2,561	-
Loss on early extinguishment of debt	180	-
Certain Non Cash Items
Straight-line rent	(5,738)	(2,389)
Uncollectible straight-line rent	656	(635)
Above/below market rent amortization, net	(5,467)	(5,665)
Debt and derivative mark-to-market amortization	909	(8)
Core Operating Earnings	$193,068	177,798

Core Operating Earnings per share (diluted)	$1.04	1.03
Weighted average shares (diluted)	185,872	172,235

Reconciliation of Core Operating Earnings to AFFO:

Core Operating Earnings	$193,068	177,798
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(20,852)	(17,459)
Debt cost and derivative adjustments	2,140	1,672
Stock-based compensation	4,640	4,819
Adjusted Funds from Operations	$178,996	166,830
(1)
Includes Regency’s consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests, which can be found on page 6 and 7.

Supplemental Information 9

Capital Expenditures and Additional Disclosures

For the Periods Ended March 31, 2024 and 2023

(in thousands)

	Three Months Ended
	2024	2023
Capital Expenditures:

Operating Properties (1)
Tenant allowance and landlord work	$14,681	9,434
Leasing commissions	4,175	3,251
Leasing Capital Expenditures	18,856	12,685

Building improvements	1,996	4,774
Operating Capital Expenditures	$20,852	17,459

Development & Redevelopment Properties (1)
Ground-up development	$15,875	6,070
Redevelopment	25,198	18,675
Development & Redevelopment Expenditures	$41,073	24,745

Reconciliation of Net Income to Nareit EBITDAre:

Net Income	$112,658	98,488
Adjustments to reconcile to Nareit EBITDAre (2):
Interest expense	50,789	41,540
Income tax expense	180	314
Depreciation and amortization	105,830	90,129
Gain on sale of real estate, net of tax	(11,408)	(241)
Nareit EBITDAre	$258,049	230,230

Reconciliation of Nareit EBITDAre to Operating EBITDAre:

Nareit EBITDAre	$258,049	230,230
Adjustments to reconcile to Operating EBITDAre (2):
Merger transition costs	2,561	-
Loss on early extinguishment of debt	180	-
Straight-line rent, net	(5,729)	(3,087)
Above/below market rent amortization, net	(5,465)	(5,664)
Operating EBITDAre	$249,596	221,479
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.
(2)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships.

Supplemental Information 10

Summary of Consolidated Debt

March 31, 2024 and December 31, 2023

(in thousands)

Total Debt Outstanding:	3/31/2024	12/31/2023
Notes Payable:
Fixed rate mortgage loans(1)	$734,516	$745,478
Variable rate mortgage loans	3,723	3,716
Fixed rate unsecured public debt	3,452,288	3,056,467
Fixed rate unsecured private debt	196,654	196,288
Unsecured credit facility:
Revolving line of credit	30,000	152,000
Total	$4,417,181	$4,153,949

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (2)	Total	Weighted Average Contractual Interest Rate on Maturities
2024	$7,989	133,580	250,000	391,569	3.73%
2025	9,678	52,537	250,000	312,215	3.82%
2026	9,920	147,848	200,000	357,768	3.94%
2027	7,013	222,558	525,000	754,571	3.65%
2028	5,312	36,570	330,000	371,882	4.52%
2029	2,786	36,620	425,000	464,406	3.07%
2030	2,495	3,163	600,000	605,658	3.71%
2031	2,193	30,908	-	33,101	3.68%
2032	150	35,323	-	35,473	3.15%
2033	68	-	-	68	0.00%
>10 years	264	78	1,125,000	1,125,342	4.82%
Unamortized debt premium/(discount), net of issuance costs	-	(8,814)	(26,058)	(34,872)
	$47,868	690,371	3,678,942	4,417,181	4.00%

Percentage of Total Debt:	3/31/2024	12/31/2023
Fixed	99.2%	96.3%
Variable	0.8%	3.7%

Current Weighted Average Contractual Interest Rates:(3)
Fixed	4.0%	3.9%
Variable	6.3%	6.3%
Combined	4.0%	3.9%

Current Weighted Average Effective Interest Rate:(4)
Combined	4.3%	4.2%

Average Years to Maturity:
Fixed	7.2	7.1
Variable	3.8	1.3
(1)
Includes variable rate mortgage loans that have been fixed through interest rate swaps.
(2)
Includes unsecured public and private placement debt and any drawn balance on unsecured revolving line of credit.
(3)
Interest rates are calculated as of the quarter end.
(4)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility fees.

Supplemental Information 11

Summary of Consolidated Debt

March 31, 2024 and December 31, 2023

(in thousands)

		Contractual		Effective
Lender	Collateral	Rate		Rate(1)	Maturity	3/31/2024	12/31/2023
Secured Debt - Fixed Rate Mortqaqe Loans
Prudential Insurance Company of America	4S Commons Town Center	3.50%			06/05/24	$78,576	$79,033
Ellis Partners	Pruneyard	4.25%			06/30/24	2,200	2,200
Bank of New York Mellon	Arcadian Shopping Center	4.00%			08/15/24	12,931	13,033
Great-West Life & Annuity Insurance Co	Erwin Square	3.78%			09/01/24	10,000	10,000
Wells Fargo Bank	Orangetown Shopping Center	4.48%			10/01/24	5,975	6,005
Security Life of Denver Insurance Co.	Cos Cob Commons & Station Centre @ Old Greenwich	4.07%			11/01/24	19,760	19,912
Bank of New York Mellon	McLean Plaza	3.71%			11/20/24	5,000	5,000
KeyBank	High Ridge Center	3.65%			03/01/25	8,993	9,047
PNC Bank	Circle Marina Center	2.54%			03/17/25	24,000	24,000
Prudential Insurance Company of America	Country Walk Plaza	3.91%			11/05/25	16,000	16,000
Metropolitan Life Insurance Company	Westbury Plaza	3.76%			02/01/26	88,000	88,000
M&T Bank	Cos Cob Plaza & Greenwich Commons	3.48%			10/01/26	8,680	8,768
PNC Bank	Longmeadow Shops	5.56%			12/01/26	13,000	13,000
Santander Bank	Baederwood Shoppes	3.28%			12/19/26	24,365	24,365
TD Bank	Black Rock Shopping Center	6.03%			12/31/26	15,293	15,342
Voya Retire Insurance and Annuity Co.	Meadtown Shopping Center	3.85%			01/01/27	9,292	9,364
Voya Retire Insurance and Annuity Co.	Midland Park Shopping Center	3.85%			01/01/27	17,585	17,722
Voya Retire Insurance and Annuity Co.	Valley Ridge Shopping Center	3.85%			01/01/27	16,646	16,775
Voya Retire Insurance and Annuity Co.	Cedar Hill Shopping Center	3.85%			01/01/27	6,981	7,035
The Guardian Life Insurance of America	Willa Springs	3.81%			03/01/27	16,700	16,700
The Guardian Life Insurance of America	Alden Bridge	3.81%			03/01/27	26,000	26,000
The Guardian Life Insurance of America	Bethany Park Place	3.81%			03/01/27	10,200	10,200
The Guardian Life Insurance of America	Blossom Valley	3.81%			03/01/27	22,300	22,300
The Guardian Life Insurance of America	Dunwoody Hall	3.81%			03/01/27	13,800	13,800
The Guardian Life Insurance of America	Hasley Canyon Village	3.81%			03/01/27	16,000	16,000
PNC Bank	Fellsway Plaza	4.06%			06/02/27	34,730	34,873
M&T Bank	Ridgeway Shopping Center	3.40%			07/01/27	42,851	43,150
New York Life Insurance	Oak Shade Town Center	6.05%			05/10/28	3,882	4,085
Provident Bank	Washington Commons	4.83%			08/15/28	8,698	8,764
TD Bank	Brick Walk Shopping Center	6.71%			09/19/28	30,836	30,919
New York Life Insurance	Von's Circle Center	5.20%			10/10/28	4,077	4,273
American United Life Insurance Company	Ferry Plaza	4.63%			04/01/29	8,716	8,796
M&T Bank	Goodwives Shopping Center	4.82%			04/03/29	22,961	23,078
Bank of New York Mellon	Lakeview Shopping Center	3.63%			06/25/29	10,879	10,944
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	5.05%			03/29/30	1,513	1,513
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	4.55%			03/29/30	1,650	1,650
Security Life of Denver Insurance Co.	Newfield Green	3.89%			08/01/31	19,145	19,278
American United Life Insurance Company	Village Shopping Center	3.50%			11/01/31	20,037	20,144
RGA Reinsurance Company	Boonton Shopping Center	3.45%			01/01/32	10,529	10,585
Bank of New York Mellon	The Dock-Dockside & The Dock-Railside	3.05%			01/31/32	33,480	33,667
City of Rollingwood	Shops at Mira Vista	8.00%			03/01/32	162	166
First County Bank	Old Greenwich CVS	5.63%			06/01/37	880	891
New York Life Insurance	Copps Hill Plaza	6.06%			01/01/29	-	7,706
Unamortized premiums on assumed debt of acquired properties, net of issuance costs						(8,787)	(8,606)
Total Fixed Rate Mortgage Loans				4.29%		$734,516	$745,477

Unsecured Debt
Debt Offering (5/16/14)	Fixed-rate unsecured	3.75%			06/15/24	$250,000	$250,000
Debt Offering (8/17/15)	Fixed-rate unsecured	3.90%			11/01/25	250,000	250,000
Debt Placement (5/11/16)	Fixed-rate unsecured	3.81%			05/11/26	100,000	100,000
Debt Placement (8/11/16)	Fixed-rate unsecured	3.91%			08/11/26	100,000	100,000
Debt Offering (1/17/17)	Fixed-rate unsecured	3.60%			02/01/27	525,000	525,000
Debt Offering (3/9/18)	Fixed-rate unsecured	4.13%			03/15/28	300,000	300,000
Debt Offering (8/13/19)	Fixed-rate unsecured	2.95%			09/15/29	425,000	425,000
Debt Offering (5/13/20)	Fixed-rate unsecured	3.70%			06/15/30	600,000	600,000
Debt Offering (1/18/24)	Fixed-rate unsecured	5.25%			01/15/34	400,000	—
Debt Offering (1/17/17)	Fixed-rate unsecured	4.40%			02/01/47	425,000	425,000
Debt Offering (3/6/19)	Fixed-rate unsecured	4.65%			03/15/49	300,000	300,000
Revolving Line of Credit	Variable-rate unsecured	Adjusted SOFR + 0.715%	(2)		03/23/28	30,000	152,000
Unamortized debt discount and issuance costs						(26,058)	(22,244)
Total Unsecured Debt, Net of Discounts				4.13%		$3,678,942	$3,404,756

Variable Rate Mortgage Loans
PNC Bank	Market at Springwoods Village	SOFR + 1.40%			03/28/25	$3,750	$3,750
Unamortized debt discount and issuance costs						(27)	(34)
Total Variable Rate Mortgage Loans		6.73%		7.46%		$3,723	$3,716

Total		4.00%		4.29%		$4,417,181	$4,153,949
(1)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility and unused fees.
(2)
The interest rate is SOFR plus a 0.10% market adjustment ("Adjusted SOFR") plus our applicable margin of 0.715%. Rate applies to drawn balance only. Additional annual facility fee of 0.125% applies to entire $1.5 billion line of credit. Expiration is subject to two additional six-month periods at the Company’s option.

Supplemental Information 12

Summary of Unsecured Debt Covenants and Leverage Ratios

March 31, 2024

(in thousands)

Outstanding Unsecured Public Debt:	Origination	Maturity	Rate	Balance
	05/16/14	06/15/24	3.750%	$250,000
	08/17/15	11/01/25	3.900%	$250,000
	01/17/17	02/01/27	3.600%	$525,000
	03/09/18	03/15/28	4.125%	$300,000
	08/20/19	09/15/29	2.950%	$425,000
	05/13/20	06/15/30	3.700%	$600,000
	01/18/24	01/15/34	5.250%	$400,000
	01/17/17	02/01/47	4.400%	$425,000
	03/06/19	03/15/49	4.650%	$300,000

Unsecured Public Debt Covenants:	Required	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Fair Market Value Calculation Method Covenants (1)(2)

Total Consolidated Debt to Total Consolidated Assets	≤ 65%	27%	26%	26%	26%	26%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	4%	5%	5%	3%	3%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.9x	5.6x	5.9x	5.6x	5.7x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	399%	420%	419%	407%	400%

Ratios:(3)		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Consolidated Only

Net debt to total market capitalization		26.7%	26.7%	26.7%	26.2%	25.6%
Net debt to real estate assets, before depreciation		30.2%	30.2%	30.2%	29.0%	29.8%
Net debt to total assets, before depreciation		27.6%	27.6%	27.6%	26.7%	27.5%

Net debt and preferreds to Operating EBITDAre - TTM		4.9x	4.9x	4.9x	5.0x	4.4x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted		4.7x	4.6x	4.6x	4.5x
Fixed charge coverage		5.0x	5.1x	5.1x	5.3x	5.3x
Interest coverage		5.6x	5.7x	5.7x	5.7x	5.7x

Unsecured assets to total real estate assets		87.6%	87.1%	87.1%	85.7%	90.4%
Unsecured NOI to total NOI - TTM		89.5%	90.7%	90.7%	90.9%	91.6%
Unencumbered assets to unsecured debt		319%	360%	360%	350%	332%

Total Pro-Rata Share

Net debt to total market capitalization		29.2%	29.2%	29.2%	28.6%	28.2%
Net debt to real estate assets, before depreciation		31.9%	31.9%	31.9%	30.8%	31.6%
Net debt to total assets, before depreciation		29.1%	29.1%	29.1%	28.3%	29.1%

Net debt and preferreds to Operating EBITDAre - TTM		5.4x	5.4x	5.4x	5.5x	4.9x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted		5.2x	5.1x	5.1x	5.0x
Fixed charge coverage		4.5x	4.7x	4.7x	4.7x	4.8x
Interest coverage		5.1x	5.1x	5.1x	5.2x	5.1x
(1)
For a complete listing of all Debt Covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)
Current period debt covenants are finalized and submitted after the Company’s most recent Form 10-Q or Form 10-K filing.
(3)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 13

Summary of Unconsolidated Debt

March 31, 2024 and December 31, 2023

(in thousands)

Total Debt Outstanding:	3/31/2024	12/31/2023
Mortgage loans payable:
Fixed rate secured loans	$1,434,477	$1,430,030
Variable rate secured loans	34,159	27,872
Unsecured credit facilities variable rate	44,800	41,800
Total	$1,513,436	$1,499,702

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities	Total	Weighted Average Contractual Interest Rate on Maturities	Regency's Pro Rata Share	Regency's Pro Rata Weighted Average Contractual Interest Rate on Maturities
2024	$2,775	7,008	-	9,783	3.41%	4,312	3.41%
2025	6,094	147,064	-	153,158	3.84%	48,443	3.98%
2026	7,393	239,397	44,800	291,590	5.38%	92,308	5.36%
2027	7,576	32,800	-	40,376	2.60%	13,669	2.41%
2028	4,267	246,605	-	250,872	4.85%	92,027	4.96%
2029	2,841	60,000	-	62,841	4.34%	13,017	4.34%
2030	2,106	179,317	-	181,423	2.86%	70,522	2.88%
2031	625	352,240	-	352,865	3.14%	137,198	3.13%
2032	500	142,270	-	142,770	3.08%	58,369	3.10%
2033	406	-	-	406	0.00%	81	-
>10 Years	210	37,497	-	37,707	6.10%	13,941	6.26%
Unamortized debt premium / (discount) and issuance costs (2)	-	(10,355)	-	(10,355)		(3,780)
	$34,793	1,433,843	44,800	1,513,436	4.00%	540,107	3.95%

Percentage of Total Debt:	3/31/2024	12/31/2023
Fixed	94.8%	95.4%
Variable	5.2%	4.6%

Current Weighted Average Contractual Interest Rates:(1)
Fixed	3.8%	3.8%
Variable	7.3%	7.2%
Combined	4.0%	3.9%

Current Weighted Average Effective Interest Rates:(2)
Combined	4.2%	4.1%

Average Years to Maturity:
Fixed	5.2	5.2
Variable	2.3	2.6
(1)
Interest rates are calculated as of the quarter end.
(2)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost, amortization, interest rate swaps, and facility and unused fees.

Supplemental Information 14

Unconsolidated Investments

March 31, 2024

(in thousands)

					Regency
Investment Partner and	Number of	Total	Total	Total	Ownership	Share	Investment	Equity
Portfolio Summary Abbreviation	Properties	GLA	Assets	Debt	Interest	of Debt	3/31/2024	in Income
State of Oregon
(JV-C, JV-C2)	21	2,370	$563,268	$285,683	20.00%	$57,137	$50,049	$1,017
(JV-CCV)	1	601	97,600	74,807	30.00%	22,442	6,155	511
	22	2,971	660,868	360,490
GRI
(JV-GRI)	66	8,437	1,475,102	933,805	40.00%	373,522	142,238	9,126

Publix
(JV-O)	2	215	26,274	-	50.00%	-	13,036	479

Individual Investors
Ballard Blocks	2	249	119,980	-	49.90%	-	61,718	401
Bloom on Third	1	73	235,220	112,977	35.00%	39,542	43,099	424
Others	8	1,121	180,518	106,164	11.80% - 66.67%	47,464	52,414	3

	101	13,066	$2,697,962	$1,513,436		$540,107	$368,709	$11,961

Supplemental Information 15

Property Transactions

March 31, 2024

(in thousands)

Acquisitions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	Regency's Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

	None

	Property Total			0	$0

Dispositions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	Regency's Share of Sales Price	Weighted Average Cap Rate	Anchor(s)

Jan-24	Glengary Shoppes		Tampa	93	$30,500		Best Buy, Barnes & Noble

	Property/Outparcel(s) Total			93	$30,500	6.0%

	Non-Income Producing Land Total				$0

Supplemental Information 16

Summary of In-Process Developments and Redevelopments

March 31, 2024

(in thousands)

In-Process Developments and Redevelopments (1)
Shopping Centers	Market	Grocer/Anchor Tenant	Center GLA(a)	Center % Leased	Project Start	Est Initial Rent Commencement(b)	Est Stabilization Year(c)	Net Project Costs(d)	% of Costs Incurred	Stabilized Yield(e)
Ground-up Developments			859	64%				$220M	43%	7% +/-
Glenwood Green (2)(3)	Metro NYC	ShopRite / Target	353	94%	Q1-2022	1H-2024	2025	$46M	85%	7% +/-
Baybrook East - Phase 1B (2)(3)	Houston, TX	H-E-B	154	91%	Q2-2022	2H-2023	2026	$10M	79%	8% +/-
Sienna - Phase 1 (2)(3)	Houston, TX	Retail	30	23%	Q2-2023	1H-2025	2027	$9M	33%	8% +/-
The Shops at SunVet (2)	Long Island, NY	Whole Foods	167	31%	Q2-2023	2H-2025	2027	$87M	40%	7% +/-
The Shops at Stone Bridge (2)	Cheshire, CT	Whole Foods	155	46%	Q1-2024	1H-2026	2027	$67M	13%	7% +/-
Redevelopments			4,182	94%				$327M	47%	10% +/-
The Abbot	Boston, MA	Retail / Office Users	64	77%	Q2-2019	2H-2022	2026	$60M	93%	9% +/-
Westbard Square Phase 1 (4)(5)	Bethesda, MD	Giant	126	88%	Q2-2021	2H-2023	2025	$39M	77%	6% +/-
Buckhead Landing	Atlanta, GA	Publix	152	95%	Q2-2022	2H-2024	2025	$31M	48%	7% +/-
Bloom on Third (4)	Los Angeles, CA	Whole Foods	147	60%	Q4-2022	1H-2026	2027	$25M	32%	15% +/-
Mandarin Landing	Jacksonville, FL	Whole Foods	140	99%	Q2-2023	1H-2024	2025	$16M	32%	8% +/-
Serramonte Center - Phase 3	San Francisco, CA	Jagalchi	1,072	97%	Q2-2023	1H-2025	2025	$37M	13%	11% +/-
Circle Marina Center	Los Angeles, CA	Sprouts	118	82%	Q3-2023	1H-2025	2025	$15M	21%	8% +/-
Avenida Biscayne	Miami, FL	Retail	29	26%	Q4-2023	1H-2025	2026	$23M	14%	10% +/-
Cambridge Square	Atlanta, GA	Publix	70	100%	Q4-2023	2H-2025	2026	$15M	4%	6% +/-
Various Redevelopments (est costs < $10 million individually)			2,264	94%				$66M	47%	13% +/-
Total In-Process (In Construction)			5,041	89%				$547M	46%	9% +/-

In Process Development and Redevelopment Descriptions
Ground-up Developments
Glenwood Green

Located in Old Bridge, NJ (Metro NYC) and situated on Route 9, Glenwood Green is a 353k SF ground-up development anchored by Target, ShopRite and a medical office building; and includes approximately 70k SF of in-line shop space and leased outparcels.

Baybrook East - Phase 1B

Phase 1B of ground-up development in Houston, TX. The scope for Phase 1B calls for in-line shop space & outparcels for ground lease, representing approximately 50K SF. Combined with the previously completed Phase 1A, which features the market's leading grocer, H-E-B, Baybrook East will be approximately 154K SF.

Sienna - Phase 1

Located approximately 20 miles southwest of Houston, TX, in a 10,500-acre master-planned development that is consistently among the top-selling communities in the United States, Phase 1 will feature approximately 30k SF of shop space and outparcels.

The Shops at SunVet

Located in Long Island, NY, The Shops at SunVet will include the development of a vacant enclosed mall into a 167k open-air shopping center, anchored by Whole Foods and other leading retailers in a mix of junior anchors, shop space, and outparcels.

The Shops at Stone Bridge

Development featuring a 155K SF shopping center anchored by 40K SF Whole Foods that is part of a larger master planned community known as Stone Bridge Crossing in Cheshire, CT. The project will also feature 41K SF of junior anchor space, 51K SF of inline shop space, and five outparcels.

Redevelopments
The Abbot	Generational redevelopment and modernization of three historic buildings in the heart of Harvard Square into an unparalleled mixed-use project with flagship retail and Class A office space.
Westbard Square Phase 1

Existing property includes a Giant-anchored retail center, a three-level office building, two gas stations, and a vacant senior housing building. Phase 1 of the redevelopment will include construction of a 126k SF retail building anchored by a 74k SF Giant, and realignment of Westbard Avenue at the intersection with River Road. Regency will also participate in a joint venture whereby the partner will construct a ~100-unit senior living building.

Buckhead Landing

Buckhead Landing will be anchored by a 55k SF Publix with 38k SF of junior anchors and 57k SF of restaurant & retail space. This redevelopment will include the complete scrape and rebuild of the existing anchor box, in addition to delivering extensive site improvements and enhanced placemaking.

Bloom on Third (fka Town & Country Center)

Located in Los Angeles, CA, directly across from The Grove and The Original Farmers Market, this transformational redevelopment will include the demolition of a former Kmart building into new retail space and approximately 300 luxury mid-rise apartments. Regency has partnered with a leading multifamily developer, who will construct the apartments on a ground lease.

Mandarin Landing

The redevelopment will transform a Whole Foods-anchored site in Jacksonville, FL into a modern healthy-living center, featuring a 25k SF medical care facility to replace a vacant, former Office Depot space. The project also features a reconfiguration of adjacent shop space, an additional pad building, and a full façade renovation.

Serramonte Center - Phase 3

Redevelopment of the northeastern portion of the site, including a backfill of the former J.C. Penney box and adjacent space, plus two exterior pads. The former J.C. Penney box will feature Jagalchi, a leading Asian grocer with locations in South Korea, China, and the US.

Circle Marina Center

Acquired in 2019 with the intention of redevelopment, the project will transform an existing Staples box and adjacent shop space into a 23k SF prototype for Sprouts Farmers Market, plus reconfigured space for other leading retailers. In addition, the project will feature extensive site improvements, facade renovation, and enhanced placemaking.

Avenida Biscayne

A boutique retail development adjacent to Aventura Square, a Regency-owned asset in Miami’s highly desirable Aventura submarket, that will include the complete scrape of all existing buildings and transformation of the property into three separate retail buildings, featuring first-class shop space and restaurants.

Cambridge Square	Transformational redevelopment adding a best-in-class grocer and featuring extensive improvement to the site and existing facades.
Various Redevelopments (est costs < $10 million individually)	Various Redevelopment properties where estimated incremental costs at each project are less than $10 million.

See page 18 for footnotes

Supplemental Information 17

Development and Redevelopment Current Year Completions

March 31, 2024

(in thousands)

Current Year Development and Redevelopment Completions
Shopping Center Name	Market	Center GLA(a)	Center % Leased	Project Start	Est Initial Rent Commencement(b)	Est Stabilization Year(c)	Net Project Costs(d)	% of Costs Incurred	Stabilized Yield(e)
Ground-up Developments							-
None
Redevelopments		63	100%				$3M	90%	10% +/-
Redevelopment Completion (est costs < $10 million individually)		63	100%				$3M	90%	10% +/-
Total Completions		63	100%				$3M	90%	10% +/-
(a)
Center GLA represents 100% of the owned GLA at the property, unless footnoted otherwise.
(b)
Estimated Initial Rent Commencement represents the estimated date that the anchor or first tenants at each project will rent commence.
(c)
Estimated Stabilization Year represents the estimated year that the project will reach the stated stabilized yield on an annualized basis.
(d)
Represents Regency's pro-rata share of net project costs.
(e)
A stabilized yield for a redevelopment property represents the incremental NOI (estimated stabilized NOI less NOI prior to project commencement) divided by the total project costs.

(1)
Scope, economics and timing of development and redevelopment projects can change materially from estimates provided.
(2)
Ground-up development or redevelopment that is excluded from the Same Property NOI pool.
(3)
Estimated costs represent Regency's pro-rata share: Glenwood Green (70%); Baybrook East - Phase 1B (50%); Sienna Phase 1 (75%)
(4)
GLA and % Leased represents: Westbard Square – Phase 1 only; Bloom on Third – fully redeveloped center (existing center is 73k SF and 100% leased)
(5)
Estimated costs are net of expected land sale proceeds of approximately $50m.

Note: Regency’s Estimate of Net GAAP Project Costs, after additional interest and overhead capitalization, are $609,574 for Ground-up Developments and Redevelopments In-Process. Percent of costs incurred is 46% for Ground-up Developments and Redevelopments In-Process.

Supplemental Information 18

Leasing Statistics

March 31, 2024

(Retail Operating Properties Only)

Leasing Statistics - Comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work/Sq. Ft.
1st Quarter 2024	389	1,811	$28.49	8.5%	17.4%	6.0	$8.53
4th Quarter 2023	435	2,066	28.15	11.7%	21.1%	6.4	6.89
3rd Quarter 2023	394	1,818	25.93	9.3%	17.2%	6.2	8.27
2nd Quarter 2023	369	1,960	25.29	11.7%	20.0%	6.7	10.97
Total - 12 months	1,587	7,656	$26.98	10.3%	18.9%	6.3	$8.66

New Leases	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work/Sq. Ft.
1st Quarter 2024	96	274	$33.54	11.7%	23.0%	8.5	$48.51
4th Quarter 2023	111	442	30.63	35.2%	51.4%	11.3	29.26
3rd Quarter 2023	107	371	27.91	20.7%	31.2%	9.9	37.91
2nd Quarter 2023	106	497	28.83	29.3%	44.0%	11.3	43.02
Total - 12 months	420	1,584	$29.97	24.6%	37.9%	10.4	$39.17

Renewals	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work/Sq. Ft.
1st Quarter 2024	293	1,537	$27.58	7.8%	16.2%	5.5	$1.34
4th Quarter 2023	324	1,623	27.49	6.3%	14.0%	5.1	0.98
3rd Quarter 2023	287	1,447	25.43	6.5%	13.6%	5.2	0.68
2nd Quarter 2023	263	1,463	24.14	6.1%	12.2%	5.2	0.56
Total - 12 months	1,167	6,070	$26.22	6.7%	14.1%	5.3	$0.90

Leasing Statistics - Comparable and Non-comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft			Weighted Avg. Lease Term	Tenant Allowance & Landlord Work/Sq. Ft.
1st Quarter 2024	452	2,041	$28.27			6.9	$13.34
4th Quarter 2023	526	2,499	28.55			7.0	14.80
3rd Quarter 2023	466	2,065	26.06			7.1	11.81
2nd Quarter 2023	425	2,184	26.52			6.6	14.40
Total - 12 months	1,869	8,789	$27.40			6.9	$13.64

Notes:

•
Represents Regency's consolidated and pro-rata share of real estate partnerships. Number of leasing transactions and GLA leased reported at 100%; All other statistics reported at pro-rata share.
•
All amounts reported at execution.
•
Rent Spreads are calculated on a comparable-space, cash basis for new and renewal leases executed and include all leasing transactions, including spaces vacant > 12 months.
•
Rent Spreads % (Cash) represent the percentage change between the initial 12 months of rent of the executed lease and the rent over the last 12 months of the prior lease.
•
Rent Spreads % (Straight-lined) represent the percentage change between the average rent over the duration of the executed lease and the average rent over the duration of the prior lease.
•
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.

Supplemental Information 19

New Lease Net Effective Rent and Leases Signed Not Yet Commenced

March 31, 2024

(Retail Operating Properties Only)

New Lease Net Effective Rent (1)

	Trailing Twelve Months	Three Months Ended
	3/31/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
New Leases weighted avg. over lease term:

Base rent	$32.72	$33.07	$32.55	$29.39	$35.73	$34.06

Tenant allowance and landlord work (2)	(4.82)	(5.34)	(4.44)	(4.68)	(5.03)	(4.10)

Third party leasing commissions	(0.95)	(1.03)	(1.06)	(0.78)	(0.90)	(1.05)

Net Effective Rent	$26.95	$26.70	$27.06	$23.93	$29.80	$28.92

Net effective rent / base rent	82%	81%	83%	81%	83%	85%

Weighted avg. lease term (years)	11.3	11.3	10.9	12.4	10.6	8.8

Percent of New Leases by Anchor & Shop

≥ 10,000 SF	45%	39%	51%	47%	41%	32%

< 10,000 SF	55%	61%	49%	53%	59%	68%

Leases Signed Not Yet Commenced (3)

As of 3/31/2024:	Leases	GLA (in 000s)	Annual ABR ($ in 000s)	Annual ABR ($ PSF)

≥ 10,000 SF	39	1,140	$21,559	$21.03

< 10,000 SF	307	822	28,922	41.30

Total	346	1,962	$50,482	$29.26
(1)
Includes comparable and non-comparable leasing transactions.
(2)
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
(3)
Only represents leases on spaces that are currently vacant.

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, except GLA which is shown at 100%.

Supplemental Information 20

Annual Base Rent by State

March 31, 2024

(in thousands)

State	Number of Properties	GLA	% Leased (1)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
California	71	9,192	95.1%	$266,581	$30.37	14.7%	18.9%	23.3%
Florida	93	10,928	95.3%	218,640	20.98	19.3%	22.4%	19.1%
New York	47	3,711	89.5%	98,934	28.86	9.8%	7.6%	8.6%
Connecticut	45	3,936	90.4%	94,978	26.76	9.3%	8.1%	8.3%
Texas	31	3,613	97.2%	75,452	21.49	6.4%	7.4%	6.6%
Georgia	22	2,121	96.1%	50,502	24.53	4.6%	4.4%	4.4%
Virginia	20	1,643	96.0%	47,275	29.99	4.1%	3.4%	4.1%
New Jersey	21	1,700	92.5%	37,552	23.87	4.4%	3.5%	3.3%
North Carolina	17	1,605	97.6%	35,556	22.77	3.5%	3.3%	3.1%
Washington	17	1,267	96.8%	35,000	28.51	3.5%	2.6%	3.1%
Massachusetts	9	996	98.2%	29,789	30.25	1.9%	2.0%	2.6%
Illinois	11	1,355	95.5%	28,262	21.86	2.3%	2.8%	2.5%
Colorado	19	1,408	97.4%	23,551	17.07	3.9%	2.9%	2.1%
Pennsylvania	10	715	98.5%	19,243	27.05	2.1%	1.5%	1.7%
Maryland	11	622	94.8%	17,075	29.67	2.3%	1.3%	1.5%
Ohio	8	1,221	94.7%	16,609	13.74	1.7%	2.5%	1.5%
Oregon	8	778	98.7%	16,230	21.87	1.7%	1.6%	1.4%
Minnesota	5	390	99.6%	7,472	19.28	1.0%	0.8%	0.7%
Indiana	3	345	98.9%	6,231	18.30	0.6%	0.7%	0.5%
Tennessee	3	314	100.0%	5,665	17.82	0.6%	0.6%	0.5%
Delaware	2	255	96.1%	4,587	18.73	0.4%	0.5%	0.4%
Missouri	4	408	98.9%	4,462	11.05	0.8%	0.8%	0.4%
South Carolina	2	83	100.0%	2,209	26.64	0.4%	0.2%	0.2%
Washington, D.C.	2	30	100.0%	1,568	53.02	0.4%	0.1%	0.1%
Michigan	1	97	74.0%	657	9.14	0.2%	0.2%	0.1%
Total All Properties	482	48,732	95.0%	$1,144,079	$24.63	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships.

(1)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 21

Annual Base Rent by CBSA

March 31, 2024

(in thousands)

Largest CBSAs by Population (1)	Number of Properties	GLA	% Leased (2)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
1) New York-Newark-Jersey City	65	5,033	90.2%	$131,988	$29.06	13.5%	10.3%	11.5%
2) Los Angeles-Long Beach-Anaheim	25	2,546	97.9%	$77,444	$31.09	5.2%	5.2%	6.8%
3) Chicago-Naperville-Elgin	12	1,644	96.3%	$33,357	$21.08	2.5%	3.4%	2.9%
4) Dallas-Fort Worth-Arlington	11	913	97.4%	$20,393	$22.93	2.3%	1.9%	1.8%
5) Houston-Woodlands-Sugar Land	15	1,866	97.3%	$36,978	$20.36	3.1%	3.8%	3.2%
6) Washington-Arlington-Alexandria	26	1,830	95.8%	$54,292	$30.97	5.4%	3.8%	4.7%
7) Atlanta-SandySprings-Alpharetta	22	2,121	96.1%	$50,502	$24.78	4.6%	4.4%	4.4%
8) Philadelphia-Camden-Wilmington	10	1,165	96.1%	$24,127	$21.54	2.1%	2.4%	2.1%
9) Miami-Ft Lauderdale-PompanoBch	41	5,320	92.5%	$115,921	$23.57	8.5%	10.9%	10.1%
10) Phoenix-Mesa-Chandler	-	-	-	-	-	-	-	-
11) Boston-Cambridge-Newton	8	897	98.0%	$26,669	$30.34	1.7%	1.8%	2.3%
12) San Francisco-Oakland-Berkeley	18	3,342	93.5%	$97,090	$31.06	3.7%	6.9%	8.5%
13) Riverside-San Bernardino-Ontario	1	99	100.0%	$3,209	$32.49	0.2%	0.2%	0.3%
14) Detroit-Warren-Dearborn	-	-	-	-	-	-	-	-
15) Seattle-Tacoma-Bellevue	17	1,267	96.8%	$35,000	$28.53	3.5%	2.6%	3.1%
16) Minneapolis-St. Paul-Bloomington	5	390	99.6%	$7,472	$19.26	1.0%	0.8%	0.7%
17) San Diego-Chula Vista-Carlsbad	10	1,370	97.8%	$42,142	$31.47	2.1%	2.8%	3.7%
18) Tampa-St Petersburg-Clearwater	9	1,296	98.8%	$26,651	$20.81	1.9%	2.7%	2.3%
19) Denver-Aurora-Lakewood	11	940	97.2%	$15,502	$16.96	2.3%	1.9%	1.4%
20) Baltimore-Columbia-Towson	4	267	96.3%	$7,086	$27.60	0.8%	0.5%	0.6%
21) Orlando-Kissimmee-Sanford	7	834	96.5%	$16,451	$20.45	1.5%	1.7%	1.4%
22) St. Louis	4	408	98.9%	$4,462	$11.05	0.8%	0.8%	0.4%
23) Charlotte-Concord-Gastonia	4	604	96.3%	$14,874	$25.58	0.8%	1.2%	1.3%
24) San Antonio-New Braunfels	-	-	-	-	-	-	-	-
25) Portland-Vancouver-Hillsboro	5	436	93.4%	$9,380	$23.06	1.0%	0.9%	0.8%
26) Austin-Round Rock-Georgetown	5	834	96.9%	$18,081	$22.40	1.0%	1.7%	1.6%
27) Sacramento-Roseville-Folsom	4	318	86.8%	$6,677	$24.22	0.8%	0.7%	0.6%
28) Pittsburgh	-	-	-	-	-	-	-	-
29) Las Vegas-Henderson-Paradise	-	-	-	-	-	-	-	-
30) Cincinnati	5	899	98.3%	$12,569	$14.23	1.0%	1.8%	1.1%
31) Kansas City	-	-	-	-	-	-	-	-
32) Indianapolis-Carmel-Anderson	2	56	93.0%	$1,136	$22.00	0.4%	0.1%	0.1%
33) Nashvil-Davdsn-Murfree-Frankln	3	314	100.0%	$5,665	$18.02	0.6%	0.6%	0.5%
34) Cleveland-Elyria	-	-	-	-	-	-	-	-
35) San Jose-Sunnyvale-Santa Clara	6	645	97.9%	$20,498	$32.45	1.2%	1.3%	1.8%
36) Virginia Beach-Norfolk-Newport News	-	-	-	-	-	-	-	-
37) Jacksonville	20	1,923	98.7%	$33,583	$17.70	4.1%	3.9%	2.9%
38) Providence-Warwick	-	-	-	-	-	-	-	-
39) Milwaukee-Waukesha	-	-	-	-	-	-	-	-
40) Raleigh-Cary	9	703	98.4%	$15,414	$22.28	1.9%	1.4%	1.3%
41) Oklahoma City	-	-	-	-	-	-	-	-
42) Memphis	-	-	-	-	-	-	-	-
43) Salt Lake City	-	-	-	-	-	-	-	-
44) Louisville/Jefferson County	-	-	-	-	-	-	-	-
45) New Orleans-Metairie	-	-	-	-	-	-	-	-
46) Hartford-E Hartford-Middletown	2	302	96.4%	$5,984	$20.56	0.4%	0.6%	0.5%
47) Buffalo-Cheektowaga	-	-	-	-	-	-	-	-
48) Birmingham-Hoover	-	-	-	-	-	-	-	-
49) Grand Rapids-Kentwood	-	-	-	-	-	-	-	-
50) Tucson	-	-	-	-	-	-	-	-
Top 50 CBSAs by Population	386	40,580	95.4%	$970,597	$24.96	80.1%	83.3%	84.8%

CBSAs Ranked 51 - 75 by Population	55	4,454	91.0%	113,613	28.07	11.4%	9.1%	9.9%

CBSAs Ranked 76 - 100 by Population	19	1,660	96.2%	26,681	16.66	3.9%	3.4%	2.3%

Other CBSAs	22	2,039	94.7%	33,189	17.21	4.6%	4.2%	2.9%

Total All Properties	482	48,732	95.0%	$1,144,079	$24.63	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships

(1)
Population Data Source: ESRI
(2)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 22

Annual Base Rent By Tenant Category

March 31, 2024

Tenant Category Exposure	% of ABR(1)
Grocery	20%
Restaurant - Quick Service/Fast Casual	13%
Personal Services	7%
Medical	7%
Restaurant - Full Service	6%
Apparel/Accessories	5%
Fitness	5%
Off-Price	5%
Banks	5%
Business Services	4%
Hobby/Sports	4%
Pet	3%
Pharmacy	3%
Home	3%
Office/Communications	3%
Other	2%
Home Improvement/Auto	2%
Liquor/Wine/Beer	2%
Beauty/Cosmetics	1%
Entertainment	1%

Anchor/Shop Exposure(2)	% of ABR
Shop	57%
Anchor	43%
(1)
Represents Regency's consolidated and pro-rata share of real estate partnerships; includes properties in development, excludes leases that are executed but have not rent commenced.
(2)
Shop tenants defined as <10K SF, Anchor tenants defined as >10K SF.

Supplemental Information 23

Significant Tenant Rents

(Includes Tenants ≥ 0.5% of ABR)

March 31, 2024

(in thousands)

#	Tenant	Tenant GLA	% of Company- Owned GLA	Total Annualized Base Rent	% of Total Annualized Base Rent	Total # of Leased Stores
1	Publix	2,960	6.4%	$34,071	3.0%	68
2	Albertsons Companies, Inc.(1)	2,192	4.7%	33,634	2.9%	53
3	TJX Companies, Inc.(2)	1,736	3.8%	31,829	2.8%	73
4	Amazon/Whole Foods	1,296	2.8%	30,832	2.7%	39
5	Kroger Co.(3)	2,933	6.3%	30,228	2.6%	52
6	Ahold Delhaize(4)	924	2.0%	22,876	2.0%	20
7	CVS	770	1.7%	19,089	1.7%	65
8	L.A. Fitness Sports Club	516	1.1%	11,223	1.0%	14
9	Trader Joe's	311	0.7%	11,108	1.0%	30
10	JPMorgan Chase Bank	172	0.4%	10,561	0.9%	55
11	Ross Dress For Less	534	1.2%	9,374	0.8%	24
12	Gap, Inc.(5)	279	0.6%	9,039	0.8%	24
13	Starbucks	146	0.3%	8,742	0.8%	93
14	Bank of America	153	0.3%	8,654	0.8%	43
15	Nordstrom(6)	308	0.7%	8,573	0.7%	9
16	Target	771	1.7%	8,485	0.7%	7
17	Wells Fargo Bank	139	0.3%	7,842	0.7%	47
18	H.E. Butt Grocery Company(7)	482	1.0%	7,497	0.7%	6
19	Petco Health & Wellness Company, Inc.(8)	308	0.7%	7,445	0.7%	30
20	JAB Holding Company(9)	163	0.4%	6,859	0.6%	58
21	Walgreens Boots Alliance(10)	266	0.6%	6,858	0.6%	24
22	Kohl's	526	1.1%	6,381	0.6%	7
23	Ulta	194	0.4%	5,685	0.5%	22
24	Xponential Fitness(11)	139	0.3%	5,490	0.5%	82
25	Walmart	677	1.5%	5,283	0.5%	7
	Top Tenants	18,895	41.0%	$347,658	30.4%	952

(1)
Safeway 20 / VONS 8 / Acme 7 / Albertson's 4 / Shaw's 3 / Tom Thumb 3 / Randalls 2 / Star Market 2 / Dominick's 1 / Pavilions 1 / King's Food Market 1 / Jewel-Osco 1
(2)
TJ Maxx 27 / Marshalls 24 / Homegoods 20 / Homesense 1 / Sierra Trading Post 1
(3)
Kroger 19 / King Soopers 11 / Ralphs 9 / Harris Teeter 8 / Mariano's Fresh Market 3 / Quality Food Centers 2
(4)
Stop & Shop 10 / Giant 9 / Food Lion 1
(5)
Old Navy 13 / Athleta 5 / The Gap 4 / Banana Republic 2
(6)
Nordstrom Rack 9
(7)
H.E.B. 5 / Central Market 1
(8)
Petco 26 / Unleashed by Petco 4
(9)
Panera 28 / Peet's' Coffee & Tea 11 / Einstein Bros Bagels 10 / Bruegger's Bagel 3 / Krispy Kreme 3 / Noah's NY Bagels 3
(10)
Walgreens 23 / Duane Reade 1
(11)
Club Pilates 35 / Pure Barre 13 / Stretchlab 10 / Yoga Six 9 / Row House 7 / Cyclebar 7 / AKT 1

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, includes properties in development and leases that are executed but have not rent commenced. Amounts may not foot due to rounding.

Supplemental Information 24

Tenant Lease Expirations

March 31, 2024

(GLA in thousands)

	Anchor Tenants (1)
Year	GLA	Percent of GLA	Percent of Total ABR (3)	ABR
MTM (4)	71	0.2%	0.1%	$13.36
2024	1,108	2.4%	1.3%	12.61
2025	2,949	6.5%	4.1%	15.42
2026	3,230	7.1%	4.6%	15.75
2027	3,852	8.5%	6.0%	17.11
2028	3,578	7.9%	5.8%	17.94
2029	3,552	7.8%	5.1%	16.01
2030	1,544	3.4%	2.6%	18.80
2031	1,117	2.5%	1.9%	18.35
2032	979	2.2%	1.6%	17.80
2033	1,039	2.3%	1.8%	19.25
10 Year Total	23,019	50.8%	34.8%	$16.73
Thereafter	5,341	11.8%	7.9%	16.30
	28,360	62.6%	42.7%	$16.65

	Shop Tenants (2)
Year	GLA	Percent of GLA	Percent of Total ABR (3)	ABR
MTM (4)	305	0.7%	0.9%	$30.93
2024	1,068	2.4%	3.3%	34.36
2025	2,421	5.3%	7.9%	35.92
2026	2,340	5.2%	7.7%	36.59
2027	2,441	5.4%	8.2%	37.13
2028	2,305	5.1%	8.1%	38.74
2029	1,684	3.7%	5.8%	38.01
2030	816	1.8%	2.9%	38.78
2031	853	1.9%	2.9%	38.05
2032	912	2.0%	3.3%	40.12
2033	960	2.1%	3.4%	39.56
10 Year Total	16,106	35.6%	54.3%	$37.34
Thereafter	832	1.8%	3.0%	39.58
	16,938	37.4%	57.3%	$37.45

		All Tenants
Year	GLA	Percent of GLA	Percent of Total ABR (3)	ABR
MTM (4)	376	0.8%	0.9%	$27.62
2024	2,176	4.8%	4.6%	23.29
2025	5,371	11.9%	12.0%	24.66
2026	5,570	12.3%	12.3%	24.50
2027	6,293	13.9%	14.1%	24.87
2028	5,883	13.0%	13.9%	26.09
2029	5,236	11.6%	10.9%	23.09
2030	2,360	5.2%	5.5%	25.71
2031	1,970	4.3%	4.8%	26.88
2032	1,891	4.2%	4.9%	28.57
2033	1,999	4.4%	5.2%	29.00
10 Year Total	39,125	86.4%	89.2%	$25.21
Thereafter	6,173	13.6%	10.8%	19.44
	45,298	100%	100%	$24.43

Notes: Reflects commenced leases only. Does not account for contractual rent steps and assumes that no tenants exercise renewal options. Amounts may not foot due to rounding.

(1)
Anchor tenants represent any tenant occupying at least 10,000 square feet.
(2)
Shop tenants represent any tenant occupying less than 10,000 square feet.
(3)
Total Annual Base Rent ("ABR") excludes additional rent such as percentage rent, common area maintenance, real estate taxes, and insurance reimbursements. Represents Regency's consolidated and pro-rata share of real estate partnerships.
(4)
Month to month lease or in process of renewal.

Supplemental Information 25

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	200 Potrero			CA	San Francisco-Oakland-Berkeley	30	30	100.0%				Gizmo Art Production, INC.	$11.91
	4S Commons Town Center	M	85%	CA	San Diego-Chula Vista-Carlsbad	252	252	100.0%			68	Restoration Hardware Outlet, Ace Hardware, Cost Plus World Market, CVS, Jimbo's…Naturally!, Ralphs, ULTA	$34.81
	Amerige Heights Town Center			CA	Los Angeles-Long Beach-Anaheim	97	97	98.0%		143	58	Albertsons, (Target)	$32.34
	Balboa Mesa Shopping Center			CA	San Diego-Chula Vista-Carlsbad	207	207	96.7%			42	CVS, Kohl's, Von's	$28.06
	Bayhill Shopping Center	GRI	40%	CA	San Francisco-Oakland-Berkeley	122	49	97.4%			32	CVS, Mollie Stone's Market	$29.24
	Bloom on Third	O	35%	CA	Los Angeles-Long Beach-Anaheim	73	26	100.0%			41	Whole Foods, CVS, Citibank	$57.98
	Blossom Valley			CA	San Jose-Sunnyvale-Santa Clara	93	93	97.7%			34	Safeway	$28.77
	Brea Marketplace	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	352	141	99.6%			25	24 Hour Fitness, Big 5 Sporting Goods, Childtime Childcare, Old Navy, Sprout's, Target, Smart Parke	$21.13
	Circle Center West			CA	Los Angeles-Long Beach-Anaheim	63	63	100.0%				Marshalls	$39.33
	Circle Marina Center			CA	Los Angeles-Long Beach-Anaheim	118	118	82.4%				Sprouts, Big 5 Sporting Goods, Centinela Feed & Pet Supplies	$36.70
	Clayton Valley Shopping Center			CA	San Francisco-Oakland-Berkeley	260	260	90.8%			14	Grocery Outlet, Central, CVS, Dollar Tree, Ross Dress For Less	$23.76
	Corral Hollow			CA	Stockton	167	167	70.4%			66	Safeway, CVS	$20.84
	Culver Center			CA	Los Angeles-Long Beach-Anaheim	217	217	94.2%			37	Ralphs, Best Buy, LA Fitness, Sit N' Sleep	$33.27
	Diablo Plaza			CA	San Francisco-Oakland-Berkeley	63	63	100.0%		53	53	Bevmo!, (Safeway), (CVS)	$43.48
	El Camino Shopping Center			CA	Los Angeles-Long Beach-Anaheim	136	136	100.0%			31	Bristol Farms, CVS	$43.95
	El Cerrito Plaza			CA	San Francisco-Oakland-Berkeley	256	256	96.7%			78	Barnes & Noble, Jo-Ann Fabrics, PETCO, Ross Dress For Less, Trader Joe's, Marshalls, (CVS)	$29.65
	El Norte Pkwy Plaza			CA	San Diego-Chula Vista-Carlsbad	91	91	94.4%			42	Von's, Children's Paradise, ACE Hardware	$19.97
	Encina Grande			CA	San Francisco-Oakland-Berkeley	106	106	97.7%			38	Whole Foods, Walgreens	$36.15
	Five Points Shopping Center	GRI	40%	CA	Santa Maria-Santa Barbara	145	58	97.6%			35	Smart & Final, CVS, Ross Dress for Less, Big 5 Sporting Goods, PETCO	$32.41
	French Valley Village Center			CA	Rvrside-San Bernardino-Ontario	99	99	100.0%			44	Stater Bros, CVS	$28.31
	Friars Mission Center			CA	San Diego-Chula Vista-Carlsbad	147	147	100.0%			55	Ralphs, CVS	$40.12
	Gelson's Westlake Market Plaza			CA	Oxnard-Thousand Oaks-Ventura	85	85	98.8%			40	Gelson's Markets, John of Italy Salon & Spa	$32.31
	Golden Hills Plaza			CA	San Luis Obispo-Paso Robles	244	244	87.8%				Lowe's, TJ Maxx	$7.29
	Granada Village	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	226	91	100.0%			24	Sprout's Markets, Rite Aid, PETCO, Homegoods, Burlington, TJ Maxx	$28.02
	Hasley Canyon Village			CA	Los Angeles-Long Beach-Anaheim	66	66	100.0%			52	Ralphs	$27.13
	Heritage Plaza			CA	Los Angeles-Long Beach-Anaheim	230	230	100.0%			44	Ralphs, CVS, Daiso, Mitsuwa Marketplace, Big 5 Sporting Goods	$43.70
	Laguna Niguel Plaza	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	42	17	100.0%		39	39	CVS,(Albertsons)	$32.43
	Mariposa Shopping Center	GRI	40%	CA	San Jose-Sunnyvale-Santa Clara	127	51	94.0%			43	Safeway, CVS, Ross Dress for Less	$22.77
	Morningside Plaza			CA	Los Angeles-Long Beach-Anaheim	91	91	100.0%			43	Stater Bros.	$26.00
	Navajo Shopping Center	GRI	40%	CA	San Diego-Chula Vista-Carlsbad	102	41	83.0%			44	Albertsons, O'Reilly Auto Parts	$17.45
	Newland Center			CA	Los Angeles-Long Beach-Anaheim	152	152	98.6%			58	Albertsons	$29.92
(2)	Nohl Plaza			CA	Los Angeles-Long Beach-Anaheim	104	104	92.8%			51	Vons	$16.37
	Oakshade Town Center			CA	Sacramento-Roseville-Folsom	104	104	59.5%			40	Safeway	$22.21
	Oakbrook Plaza			CA	Oxnard-Thousand Oaks-Ventura	83	83	88.6%			44	Gelson's Markets, (CVS), (Ace Hardware)	$21.57
	Persimmon Place			CA	San Francisco-Oakland-Berkeley	153	153	100.0%			40	Whole Foods, Nordstrom Rack, Homegoods	$37.93
	Plaza Escuela			CA	San Francisco-Oakland-Berkeley	154	154	91.5%				The Container Store, Trufusion, Talbots, The Cheesecake Factory, Barnes & Noble	$43.85
	Plaza Hermosa			CA	Los Angeles-Long Beach-Anaheim	95	95	100.0%			37	Von's, CVS	$29.24
	Pleasant Hill Shopping Center	GRI	40%	CA	San Francisco-Oakland-Berkeley	227	91	100.0%				Target, Burlington, Ross Dress for Less, Homegoods	$24.58
	Point Loma Plaza	GRI	40%	CA	San Diego-Chula Vista-Carlsbad	205	82	98.6%			50	Von's, Jo-Ann Fabrics, Marshalls, UFC Gym	$22.58
	Potrero Center			CA	San Francisco-Oakland-Berkeley	227	227	70.9%			60	Safeway, 24 Hour Fitness, Ross Dress for Less, Petco	$34.54
	Powell Street Plaza			CA	San Francisco-Oakland-Berkeley	166	166	100.0%			10	Trader Joe's, Bevmo!, Ross Dress For Less, Marshalls, Old Navy	$37.23
	Prairie City Crossing			CA	Sacramento-Roseville-Folsom	90	90	100.0%			55	Safeway	$22.80
	Raley's Supermarket	C	20%	CA	Sacramento-Roseville-Folsom	63	13	100.0%			63	Raley's	$14.00
	Ralphs Circle Center			CA	Los Angeles-Long Beach-Anaheim	60	60	98.5%			35	Ralphs	$20.94
	Rancho San Diego Village	GRI	40%	CA	San Diego-Chula Vista-Carlsbad	153	61	93.9%			40	Smart & Final, 24 Hour Fitness, (Longs Drug)	$25.42
	Rona Plaza			CA	Los Angeles-Long Beach-Anaheim	52	52	98.1%			37	Superior Super Warehouse	$22.17

Supplemental Information 26

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	San Carlos Marketplace			CA	San Francisco-Oakland-Berkeley	154	154	87.2%				TJ Maxx, Best Buy, PetSmart, Bassett Furniture	$39.10
	Scripps Ranch Marketplace			CA	San Diego-Chula Vista-Carlsbad	132	132	100.0%			57	Vons, CVS	$35.29
	San Leandro Plaza			CA	San Francisco-Oakland-Berkeley	50	50	100.0%		38	38	(Safeway), (CVS)	$41.51
	Seal Beach	C	20%	CA	Los Angeles-Long Beach-Anaheim	97	19	98.5%			48	Pavilions, CVS	$27.91
	Serramonte Center			CA	San Francisco-Oakland-Berkeley	1072	1072	97.3%				Buy Buy Baby, Cost Plus World Market, Crunch Fitness, DAISO, Dave & Buster's, Dick's Sporting Goods, Divano Homes, H&M, Macy's, Nordstrom Rack, Old Navy, Party City, Ross Dress for Less, Target, TJ Maxx, Uniqlo, Jagalchi	$27.43
	Shoppes at Homestead			CA	San Jose-Sunnyvale-Santa Clara	116	116	98.2%		53		CVS, Crunch Fitness, (Orchard Supply Hardware)	$26.73
	Silverado Plaza	GRI	40%	CA	Napa	85	34	95.7%			32	Nob Hill, CVS	$26.97
	Snell & Branham Plaza	GRI	40%	CA	San Jose-Sunnyvale-Santa Clara	92	37	98.5%			53	Safeway	$22.26
	Talega Village Center			CA	Los Angeles-Long Beach-Anaheim	102	102	93.9%			46	Ralphs	$22.46
	Tassajara Crossing			CA	San Francisco-Oakland-Berkeley	146	146	96.9%			56	Safeway, CVS, Alamo Hardware	$26.14
	The Hub Hillcrest Market			CA	San Diego-Chula Vista-Carlsbad	149	149	96.3%			52	Ralphs, Trader Joe's	$43.43
	The Marketplace			CA	Sacramento-Roseville-Folsom	111	111	100.0%			35	Safeway, CVS, Petco	$27.69
	The Pruneyard			CA	San Jose-Sunnyvale-Santa Clara	260	260	97.9%			13	Trader Joe's, The Sports Basement, Camera Cinemas, Marshalls	$42.80
	Tustin Legacy			CA	Los Angeles-Long Beach-Anaheim	112	112	100.0%			44	Stater Bros, CVS	$35.78
	Twin Oaks Shopping Center	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	98	39	100.0%			41	Ralphs, Ace Hardware	$26.11
	Twin Peaks			CA	San Diego-Chula Vista-Carlsbad	208	208	99.4%			45	Target, Grocer	$24.34
	Valencia Crossroads			CA	Los Angeles-Long Beach-Anaheim	173	173	100.0%			35	Whole Foods, Kohl's	$29.98
	Village at La Floresta			CA	Los Angeles-Long Beach-Anaheim	87	87	100.0%			37	Whole Foods	$38.55
	Von's Circle Center			CA	Los Angeles-Long Beach-Anaheim	151	151	100.0%			45	Von's, Ross Dress for Less, Planet Fitness	$28.38
	West Park Plaza			CA	San Jose-Sunnyvale-Santa Clara	88	88	100.0%			25	Safeway, Crunch Fitness	$22.07
	Westlake Village Plaza and Center			CA	Oxnard-Thousand Oaks-Ventura	201	201	99.0%			72	Von's, Sprouts, (CVS)	$42.70
	Willows Shopping Center			CA	San Francisco-Oakland-Berkeley	241	241	82.7%				REI, UFC Gym, Old Navy, Ulta, Five Below	$30.86
	Woodman Van Nuys			CA	Los Angeles-Long Beach-Anaheim	108	108	99.2%			78	El Super	$17.63
	Woodside Central			CA	San Francisco-Oakland-Berkeley	81	81	93.4%		113		Chuck E. Cheese, Marshalls, (Target)	$30.14
	Ygnacio Plaza	GRI	40%	CA	San Francisco-Oakland-Berkeley	110	44	97.2%				Sports Basement,TJ Maxx	$40.65
	0			CA		10,619	9,192	95.1%		439	2,593		$30.37
	Applewood Shopping Ctr	GRI	40%	CO	Denver-Aurora-Lakewood	360	144	95.8%			71	Applejack Liquors, Hobby Lobby, Homegoods, King Soopers, PetSmart, Sierra Trading Post, Ulta, Three Little Mingos	$16.53
	Alcove On Arapahoe	GRI	40%	CO	Boulder	159	64	91.8%			44	Petco, HomeGoods, Jo-Ann Fabrics, Safeway, Ulta Salon	$19.81
	Belleview Square			CO	Denver-Aurora-Lakewood	117	117	97.9%			65	King Soopers	$22.32
	Boulevard Center			CO	Denver-Aurora-Lakewood	77	77	94.5%		53	53	Eye Care Specialists, (Safeway)	$32.52
	Buckley Square			CO	Denver-Aurora-Lakewood	116	116	93.6%			62	Ace Hardware, King Soopers	$12.01
	Centerplace of Greeley III			CO	Greeley	119	119	100.0%				Hobby Lobby, Best Buy, TJ Maxx	$12.59
	Cherrywood Square Shop Ctr	GRI	40%	CO	Denver-Aurora-Lakewood	97	39	100.0%			72	King Soopers	$13.10
	Crossroads Commons	C	20%	CO	Boulder	143	29	93.6%			66	Whole Foods, Barnes & Noble	$30.44
	Crossroads Commons II	C	20%	CO	Boulder	18	4	100.0%				(Whole Foods), (Barnes & Noble)	$41.45
	Falcon Marketplace			CO	Colorado Springs	22	22	100.0%		184	50	(Wal-Mart)	$26.66
	Hilltop Village			CO	Denver-Aurora-Lakewood	101	101	98.7%			66	King Soopers	$13.39
	Littleton Square			CO	Denver-Aurora-Lakewood	99	99	97.2%			78	King Soopers	$11.60
	Lloyd King Center			CO	Denver-Aurora-Lakewood	83	83	100.0%			61	King Soopers	$12.32
	Marketplace at Briargate			CO	Colorado Springs	29	29	100.0%		66	66	(King Soopers)	$36.25
	Monument Jackson Creek			CO	Colorado Springs	85	85	100.0%			70	King Soopers	$13.05
	Ralston Square Shopping Center	GRI	40%	CO	Denver-Aurora-Lakewood	83	33	98.5%			55	King Soopers	$16.48
	Shops at Quail Creek			CO	Denver-Aurora-Lakewood	38	38	96.3%		100	100	(King Soopers)	$27.76
	Stroh Ranch			CO	Denver-Aurora-Lakewood	93	93	100.0%			70	King Soopers	$14.43
	Woodmen Plaza			CO	Colorado Springs	116	116	97.6%			70	King Soopers	$14.04
	0			CO		1,955	1,408	97.4%		403	1,119		$17.07
	22 Crescent Road			CT	Bridgeport-Stamford-Norwalk	4	4	100.0%				-	$69.00
(2)	25 Valley Drive			CT	Bridgeport-Stamford-Norwalk	18	18	100.0%				-	$46.66
(2)	321-323 Railroad Ave			CT	Bridgeport-Stamford-Norwalk	21	21	100.0%				-	$37.91
(2)	470 Main Street			CT	Bridgeport-Stamford-Norwalk	23	23	98.5%				-	$29.46
(2)	530 Old Post Rd			CT	Bridgeport-Stamford-Norwalk	8	8	75.0%				-	$43.25
(2)	7 Riversville			CT	Bridgeport-Stamford-Norwalk	11	11	80.9%				-	$39.61

Supplemental Information 27

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	91 Danbury Road			CT	Bridgeport-Stamford-Norwalk	5	5	77.3%				-	$29.82
(2)	970 High Ridge Center			CT	Bridgeport-Stamford-Norwalk	27	27	89.6%				BevMax	$36.19
(2)	Airport Plaza			CT	Bridgeport-Stamford-Norwalk	33	33	90.5%				-	$30.95
(2)	Aldi Square			CT	New Haven-Milford	38	38	100.0%			19	Aldi	$16.21
(2)	Bethel Hub Center			CT	Bridgeport-Stamford-Norwalk	31	31	60.8%			14	La Placita Bethel Market	$14.91
	Black Rock	M	80%	CT	Bridgeport-Stamford-Norwalk	95	95	97.7%				Old Navy, The Clubhouse	$29.89
	Brick Walk	M	80%	CT	Bridgeport-Stamford-Norwalk	122	122	98.2%				-	$45.94
	Brookside Plaza			CT	Hartford-E Hartford-Middletown	227	227	95.8%			60	Burlington Coat Factory, PetSmart, ShopRite, Staples, TJ Maxx, LL Bean	$16.41
	Compo Acres Shopping Center			CT	Bridgeport-Stamford-Norwalk	43	43	95.9%			12	Trader Joe's	$55.95
	Copps Hill Plaza			CT	Bridgeport-Stamford-Norwalk	173	173	88.1%			59	Stop & Shop, Homegoods, Marshalls, Rite Aid, Michael's	$22.28
	Corbin's Corner	GRI	40%	CT	Hartford-E Hartford-Middletown	189	75	98.1%			10	Best Buy, Edge Fitness, Old Navy, The Tile Shop, Total Wine and More, Trader Joe's	$32.13
(2)	Cos Cob Commons			CT	Bridgeport-Stamford-Norwalk	48	48	93.9%				CVS	$53.20
(2)	Cos Cob Plaza			CT	Bridgeport-Stamford-Norwalk	15	15	91.5%				-	$53.21
	Danbury Green			CT	Bridgeport-Stamford-Norwalk	124	124	100.0%			12	Trader Joe's, Hilton Garden Inn, DSW, Staples, Rite Aid, Warehouse Wines & Liquors	$27.34
(2)	Danbury Square			CT	Bridgeport-Stamford-Norwalk	194	194	71.1%				Ocean State Job Lot, Planet Fitness, Elicit Brewing Company	$13.77
	Darinor Plaza			CT	Bridgeport-Stamford-Norwalk	153	153	100.0%				Kohl's, Old Navy, Party City	$20.45
	Fairfield Center	M	80%	CT	Bridgeport-Stamford-Norwalk	95	95	87.8%				Fairfield University Bookstore, Merril Lynch	$34.08
(2)	Fairfield Crossroads			CT	Bridgeport-Stamford-Norwalk	62	62	100.0%				Marshalls, DSW	$25.28
(2)	Greenwich Commons			CT	Bridgeport-Stamford-Norwalk	10	10	100.0%				-	$89.23
(2)	High Ridge Center	M	100%	CT	Bridgeport-Stamford-Norwalk	91	91	69.2%			13	Trader Joe's	$56.31
(2)	Knotts Landing			CT	Bridgeport-Stamford-Norwalk	3	3	100.0%				-	$76.05
(2)	Main & Bailey			CT	Bridgeport-Stamford-Norwalk	62	62	96.1%				-	$26.33
(2)	New Milford Plaza			CT	Torrington	235	235	100.0%				Walmart, Stop & Shop, Club 24, Dollar Tree	$9.36
(2)	Newfield Green			CT	Bridgeport-Stamford-Norwalk	74	74	93.9%			31	Grade A Market, CVS	$39.79
(2)	Old Greenwich CVS	M	100%	CT	Bridgeport-Stamford-Norwalk	8	8	100.0%				-	$45.00
(2)	Old Kings Market (fka Goodwives Shopping Center)			CT	Bridgeport-Stamford-Norwalk	96	96	90.1%			42	Stop & Shop	$41.49
(2)	Orange Meadows			CT	New Haven-Milford	78	78	100.0%			12	Trader Joe's, TJMaxx, Bob's Discount Furniture, Ulta	$24.14
	Post Road Plaza			CT	Bridgeport-Stamford-Norwalk	20	20	100.0%			11	Trader Joe's	$59.79
(2)	Ridgeway Shopping Center			CT	Bridgeport-Stamford-Norwalk	365	365	89.2%			72	Stop & Shop, LA Fitness, Marshalls, Michael's, Staples, Old Navy, ULTA	$31.06
(2)	Shelton Square			CT	Bridgeport-Stamford-Norwalk	189	189	99.1%			68	Stop & Shop, Homegoods, Hawley Lane, Edge Fitness	$19.19
	Southbury Green			CT	New Haven-Milford	156	156	87.5%			60	ShopRite, Homegoods	$22.42
(2)	Station Centre @ Old Greenwich			CT	Bridgeport-Stamford-Norwalk	39	39	95.2%			18	Kings Food Markets	$36.69
(2)	Sunny Valley Shops			CT	Torrington	72	72	55.5%				Staples	$15.70
(2)	The Dock-Dockside			CT	Bridgeport-Stamford-Norwalk	278	278	100.0%			60	Stop & Shop, BJ's Whole Sale, Edge Fitness, West Marine, Petco, Dollar Tree, Osaka Hibachi	$19.83
	The Hub at Norwalk (fka Walmart Norwalk)			CT	Bridgeport-Stamford-Norwalk	146	146	100.0%				HomeGoods, Target	$23.66
(2)	The Shops at Stone Bridge			CT	New Haven-Milford	155	155	45.7%			40	Whole Foods, TJ Maxx	$25.74
(2)	Veterans Plaza			CT	Torrington	80	80	100.0%			55	Big Y World Class Market, BevMax	$12.26
(2)	Westport Collection (fka Greens Farms Plaza)			CT	Bridgeport-Stamford-Norwalk	40	40	51.3%				BevMax	$26.36
	Westport Row			CT	Bridgeport-Stamford-Norwalk	95	95	100.0%			22	The Fresh Market, Pottery Barn	$45.38
	0			CT		4,049	3,936	90.4%			690		$26.76
	Shops at The Columbia			DC	Washington-Arlington-Alexandri	23	23	100.0%			12	Trader Joe's	$38.34
	Spring Valley Shopping Center	GRI	40%	DC	Washington-Arlington-Alexandri	17	7	100.0%				-	$102.58
	0			DC		40	30	100.0%			12		$53.02
	Pike Creek			DE	Philadelphia-Camden-Wilmington	229	229	96.2%			49	Acme Markets, Edge Fitness, Pike Creek Community Hardware	$17.95
	Shoppes of Graylyn	GRI	40%	DE	Philadelphia-Camden-Wilmington	64	26	94.6%				Rite Aid	$25.83
	0			DE		294	255	96.1%			49		$18.73

Supplemental Information 28

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
Alafaya Village			FL	Orlando-Kissimmee-Sanford	39	39	100.0%				-	$25.95
Anastasia Plaza			FL	Jacksonville	102	102	95.0%			49	Publix	$15.85
Atlantic Village			FL	Jacksonville	110	110	100.0%				LA Fitness, Pet Supplies Plus	$19.16
Avenida Biscayne/Aventura Square			FL	Miami-Ft Lauderdale-PompanoBch	143	143	84.7%			45	DSW, Jewelry Exchange, Old Navy, The Fresh Market	$54.51
Aventura Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	97	97	97.5%			49	CVS, Publix	$39.02
Banco Popular Building			FL	Miami-Ft Lauderdale-PompanoBch	5	5	100.0%				-	$92.31
Berkshire Commons			FL	Naples-Marco Island	110	110	100.0%			66	Publix, Walgreens	$16.20
Bird 107 Plaza			FL	Miami-Ft Lauderdale-PompanoBch	40	40	100.0%				Walgreens	$22.59
Bird Ludlam			FL	Miami-Ft Lauderdale-PompanoBch	192	192	96.9%			44	CVS, Goodwill, Winn-Dixie	$26.57
Bloomingdale Square			FL	Tampa-St Petersburg-Clearwater	252	252	96.5%			48	Bealls, Dollar Tree, Home Centric, LA Fitness, Publix	$20.59
Boca Village Square			FL	Miami-Ft Lauderdale-PompanoBch	92	92	98.5%			36	CVS, Publix	$22.86
Boynton Lakes Plaza			FL	Miami-Ft Lauderdale-PompanoBch	110	110	95.3%			46	Citi Trends, Pet Supermarket, Publix	$17.45
Boynton Plaza			FL	Miami-Ft Lauderdale-PompanoBch	105	105	100.0%			54	CVS, Publix	$21.65
Brooklyn Station on Riverside			FL	Jacksonville	50	50	100.0%			20	The Fresh Market	$28.83
Caligo Crossing			FL	Miami-Ft Lauderdale-PompanoBch	11	11	100.0%		98		(Kohl's)	$47.17
Carriage Gate			FL	Tallahassee	73	73	100.0%			13	Trader Joe's, TJ Maxx	$25.73
Cashmere Corners			FL	Port St. Lucie	86	86	100.0%			44	WalMart	$14.96
Charlotte Square			FL	Punta Gorda	91	91	94.1%			44	WalMart, Buffet City	$12.03
Chasewood Plaza			FL	Miami-Ft Lauderdale-PompanoBch	152	152	96.4%			54	Publix, Pet Smart	$28.22
Concord Shopping Plaza			FL	Miami-Ft Lauderdale-PompanoBch	309	309	100.0%			78	Big Lots, Dollar Tree, Home Depot, Winn-Dixie, YouFit Health Club	$15.03
Coral Reef Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	75	75	98.7%			25	Aldi, Walgreens	$33.16
Corkscrew Village			FL	Cape Coral-Fort Myers	82	82	97.8%			51	Publix	$15.66
Country Walk Plaza			FL	Miami-Ft Lauderdale-PompanoBch	101	101	94.8%			40	Publix, CVS	$22.83
Countryside Shops			FL	Miami-Ft Lauderdale-PompanoBch	193	193	73.9%			46	Publix, Ross Dress for Less	$25.97
Courtyard Shopping Center			FL	Jacksonville	137	137	100.0%		63	63	Target, (Publix)	$3.68
East San Marco			FL	Jacksonville	59	59	100.0%			39	Publix	$28.47
Fleming Island			FL	Jacksonville	132	132	97.3%		130	48	Publix, PETCO, Planet Fitness, (Target)	$17.75
Fountain Square			FL	Miami-Ft Lauderdale-PompanoBch	177	177	100.0%		140	46	Publix, Ross Dress for Less, TJ Maxx, Ulta, (Target)	$29.41
Gardens Square			FL	Miami-Ft Lauderdale-PompanoBch	90	90	100.0%			42	Publix	$19.71
Shoppes of Grande Oak			FL	Cape Coral-Fort Myers	79	79	98.5%			54	Publix	$17.95
Greenwood Shopping Centre			FL	Miami-Ft Lauderdale-PompanoBch	133	133	100.0%			50	Publix, Bealls	$17.93
Hammocks Town Center			FL	Miami-Ft Lauderdale-PompanoBch	187	187	92.2%		86	40	CVS, Goodwill, Publix, Metro-Dade Public Library, YouFit Health Club, (Kendall Ice Arena)	$18.97
Hibernia Pavilion			FL	Jacksonville	51	51	100.0%			39	Publix	$16.53
John's Creek Center	C	20%	FL	Jacksonville	82	16	100.0%			45	Publix	$16.76
Julington Village	C	20%	FL	Jacksonville	82	16	100.0%			51	Publix, (CVS)	$17.84
Kirkman Shoppes			FL	Orlando-Kissimmee-Sanford	116	116	98.3%				LA Fitness, Walgreens	$26.79
Lake Mary Centre			FL	Orlando-Kissimmee-Sanford	356	356	95.7%			25	The Fresh Market, Academy Sports, Hobby Lobby, LA Fitness, Ross Dress for Less, Office Depot	$18.35
Mandarin Landing			FL	Jacksonville	140	140	98.5%			50	Whole Foods, Aveda Institute, Baptist Health, Cooper's Hawk	$22.32
Millhopper Shopping Center			FL	Gainesville	80	80	100.0%			46	Publix	$20.08
Naples Walk			FL	Naples-Marco Island	125	125	95.5%			51	Publix	$19.59
Newberry Square			FL	Gainesville	181	181	89.7%			40	Publix, Floor & Décor, Dollar Tree	$9.66
Nocatee Town Center			FL	Jacksonville	114	114	100.0%			54	Publix	$23.69
Northgate Square			FL	Tampa-St Petersburg-Clearwater	75	75	100.0%			48	Publix	$16.74
Oakleaf Commons			FL	Jacksonville	77	77	96.3%			46	Publix	$16.97
Ocala Corners			FL	Tallahassee	93	93	94.2%			61	Publix	$14.68
Old St Augustine Plaza			FL	Jacksonville	248	248	100.0%			52	Publix, Burlington Coat Factory, Hobby Lobby, LA Fitness, Ross Dress for Less	$11.52
Pablo Plaza			FL	Jacksonville	162	162	100.0%			34	Whole Foods, Office Depot, Marshalls, HomeGoods, PetSmart	$18.59
Pavillion			FL	Naples-Marco Island	168	168	100.0%				LA Fitness, Paragon Theaters, J. Lee Salon Suites	$24.51
Pine Island			FL	Miami-Ft Lauderdale-PompanoBch	255	255	87.1%			40	Publix, Beall's Outlet, YouFit Health Club, Floor and Décor	$16.86
Pine Ridge Square			FL	Miami-Ft Lauderdale-PompanoBch	118	118	72.7%			17	The Fresh Market, Marshalls, Ulta	$20.61

Supplemental Information 29

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
Pine Tree Plaza			FL	Jacksonville	63	63	95.4%			38	Publix	$14.75
Pinecrest Place			FL	Miami-Ft Lauderdale-PompanoBch	70	70	96.3%		173	47	Whole Foods, (Target)	$43.05
Plaza Venezia	C	20%	FL	Orlando-Kissimmee-Sanford	203	41	98.0%			51	Publix, Eddie V's	$34.44
Point Royale Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	202	202	100.0%			45	Winn-Dixie, Burlington Coat Factory, Pasteur Medical Center, Planet Fitness, Rana Furniture	$17.21
Prosperity Centre			FL	Miami-Ft Lauderdale-PompanoBch	124	124	69.6%				Office Depot, TJ Maxx, CVS, Homesense	$26.66
Regency Square			FL	Tampa-St Petersburg-Clearwater	352	352	98.4%		66		AMC Theater, Dollar Tree, Five Below, Marshalls, Michael's, PETCO, Shoe Carnival, Staples, TJ Maxx, Ulta, Old Navy, (Best Buy), (Macdill)	$20.71
Ryanwood Square			FL	Sebastian-Vero Beach	115	115	93.3%			40	Publix, Beall's, Harbor Freight Tools	$12.88
Sawgrass Promenade			FL	Miami-Ft Lauderdale-PompanoBch	107	107	89.9%			36	Publix, Walgreens, Dollar Tree	$15.45
Seminole Shoppes	O	50%	FL	Jacksonville	87	44	100.0%			54	Publix	$24.42
Sheridan Plaza			FL	Miami-Ft Lauderdale-PompanoBch	507	507	95.5%			66	Publix, Kohl's, LA Fitness, Ross Dress for Less, Pet Supplies Plus, Wellmax, Burlington, Marshalls	$20.52
Shoppes @ 104			FL	Miami-Ft Lauderdale-PompanoBch	121	121	97.3%			46	Fresco y Mas, CVS	$20.41
Shoppes at Bartram Park	O	50%	FL	Jacksonville	135	67	100.0%		97	45	Publix, (Kohl's), (Tutor Time)	$22.92
Shoppes at Lago Mar			FL	Miami-Ft Lauderdale-PompanoBch	83	83	93.0%			42	Publix, YouFit Health Club	$16.69
Shoppes at Sunlake Centre			FL	Tampa-St Petersburg-Clearwater	117	117	100.0%			46	Publix	$25.45
Shoppes of Jonathan's Landing			FL	Miami-Ft Lauderdale-PompanoBch	27	27	94.2%		54	54	(Publix)	$31.27
Shoppes of Oakbrook			FL	Miami-Ft Lauderdale-PompanoBch	200	200	53.8%			44	Publix, Duffy's Sports Bar, CVS	$22.45
Shoppes of Pebblebrook Plaza	O	50%	FL	Naples-Marco Island	80	40	97.0%			61	Publix, (Walgreens)	$16.74
Shoppes of Silver Lakes			FL	Miami-Ft Lauderdale-PompanoBch	127	127	98.5%			48	Publix, Goodwill	$21.43
Shoppes of Sunset			FL	Miami-Ft Lauderdale-PompanoBch	22	22	65.3%				-	$28.06
Shoppes of Sunset II			FL	Miami-Ft Lauderdale-PompanoBch	28	28	89.9%				-	$24.41
Shops at John's Creek			FL	Jacksonville	15	15	100.0%				-	$27.73
Shops at Skylake			FL	Miami-Ft Lauderdale-PompanoBch	287	287	98.5%			51	Publix, LA Fitness, TJ Maxx, Goodwill, Pasteur Medical	$25.90
South Beach Regional			FL	Jacksonville	305	305	97.2%			13	Trader Joe's, Home Depot, Ross Dress for Less, Staples, Nordstrom Rack, TJ Maxx	$18.17
South Point			FL	Sebastian-Vero Beach	72	72	100.0%			45	Publix	$16.04
Starke			FL	Jacksonville	13	13	100.0%				CVS	$27.05
Suncoast Crossing			FL	Tampa-St Petersburg-Clearwater	118	118	98.8%		143		Kohl's, (Target)	$7.34
Tamarac Town Square			FL	Miami-Ft Lauderdale-PompanoBch	125	125	83.8%			38	Publix, Dollar Tree, Retro Fitness	$13.12
The Plaza at St. Lucie West			FL	Port St. Lucie	27	27	100.0%				-	$26.42
The Village at Hunter's Lake			FL	Tampa-St Petersburg-Clearwater	72	72	100.0%			29	Sprouts	$28.57
Town and Country			FL	Orlando-Kissimmee-Sanford	78	78	100.0%				Ross Dress for Less	$11.77
Town Square			FL	Tampa-St Petersburg-Clearwater	44	44	100.0%				PETCO, Barnes & Noble	$35.63
Treasure Coast Plaza			FL	Sebastian-Vero Beach	134	134	100.0%			59	Publix, TJ Maxx	$19.38
Unigold Shopping Center			FL	Orlando-Kissimmee-Sanford	115	115	90.1%			31	YouFit Health Club, Ross Dress for Less	$15.70
University Commons			FL	Miami-Ft Lauderdale-PompanoBch	180	180	100.0%			51	Whole Foods, Nordstrom Rack, Barnes & Noble, Bed Bath & Beyond	$35.04
Village Center			FL	Tampa-St Petersburg-Clearwater	186	186	100.0%			50	Publix, PGA Tour Superstore, Walgreens	$22.99
Waterstone Plaza			FL	Miami-Ft Lauderdale-PompanoBch	61	61	100.0%			46	Publix	$18.36
Welleby Plaza			FL	Miami-Ft Lauderdale-PompanoBch	110	110	98.9%			47	Publix, Dollar Tree	$15.34
Wellington Town Square			FL	Miami-Ft Lauderdale-PompanoBch	108	108	97.4%			45	Publix, CVS	$25.68
West Bird Plaza			FL	Miami-Ft Lauderdale-PompanoBch	99	99	97.9%			38	Publix	$27.47
West Lake Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	101	101	97.2%			46	Fresco y Mas, CVS	$22.98
Westchase			FL	Tampa-St Petersburg-Clearwater	79	79	100.0%			51	Publix	$18.00
Westport Plaza			FL	Miami-Ft Lauderdale-PompanoBch	47	47	100.0%			28	Publix	$23.13
Willa Springs			FL	Orlando-Kissimmee-Sanford	90	90	100.0%			44	Publix	$24.76
0			FL		11,372	10,928	95.3%		1,049	3,409		$20.98
Ashford Place			GA	Atlanta-SandySprings-Alpharett	53	53	75.9%				Harbor Freight Tools	$26.57
Briarcliff La Vista			GA	Atlanta-SandySprings-Alpharett	43	43	80.0%				Michael's	$19.71
Briarcliff Village			GA	Atlanta-SandySprings-Alpharett	189	189	100.0%			43	Burlington, Party City, Publix, Shoe Carnival, TJ Maxx	$17.63
Bridgemill Market			GA	Atlanta-SandySprings-Alpharett	89	89	96.3%			38	Publix	$19.12
Brighten Park			GA	Atlanta-SandySprings-Alpharett	137	137	93.8%			25	Lidl, Big Blue Swim School, Kohl's	$28.44
Buckhead Court			GA	Atlanta-SandySprings-Alpharett	49	49	97.5%				-	$32.99
Buckhead Landing			GA	Atlanta-SandySprings-Alpharett	152	152	94.9%			56	Binders Art Supplies & Frames, Publix, Golf Galaxy	$32.82

Supplemental Information 30

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	Buckhead Station			GA	Atlanta-SandySprings-Alpharett	234	234	93.2%				Cost Plus World Market, DSW Warehouse, Nordstrom Rack, Old Navy, Saks Off 5th, TJ Maxx, Ulta, Bloomingdale's Outlet	$26.97
	Cambridge Square			GA	Atlanta-SandySprings-Alpharett	70	70	100.0%			41	Publix	$24.51
	Chastain Square			GA	Atlanta-SandySprings-Alpharett	92	92	100.0%			37	Publix	$24.31
	Cornerstone Square			GA	Atlanta-SandySprings-Alpharett	80	80	100.0%			18	Aldi, Barking Hound Village, CVS, HealthMarkets Insurance	$19.30
	Sope Creek Crossing			GA	Atlanta-SandySprings-Alpharett	99	99	95.5%			45	Publix	$17.06
	Dunwoody Hall			GA	Atlanta-SandySprings-Alpharett	86	86	100.0%			44	Publix	$21.76
	Dunwoody Village			GA	Atlanta-SandySprings-Alpharett	121	121	92.2%			18	The Fresh Market, Walgreens, Dunwoody Prep	$22.98
	Howell Mill Village			GA	Atlanta-SandySprings-Alpharett	92	92	98.5%			31	Publix	$25.71
	Paces Ferry Plaza			GA	Atlanta-SandySprings-Alpharett	82	82	100.0%			30	Whole Foods	$42.44
	Powers Ferry Square			GA	Atlanta-SandySprings-Alpharett	97	97	100.0%				HomeGoods, PETCO	$36.54
	Powers Ferry Village			GA	Atlanta-SandySprings-Alpharett	69	69	98.3%			48	Publix, Barrel Town	$10.25
	Russell Ridge			GA	Atlanta-SandySprings-Alpharett	108	108	95.9%			63	Kroger	$13.30
	Sandy Springs			GA	Atlanta-SandySprings-Alpharett	113	113	98.9%			12	Trader Joe's, Fox's, Peter Glenn Ski & Sports	$27.72
	The Shops at Hampton Oaks			GA	Atlanta-SandySprings-Alpharett	21	21	93.3%				(CVS)	$13.52
	Williamsburg at Dunwoody			GA	Atlanta-SandySprings-Alpharett	45	45	95.6%				-	$25.85
	0			GA		2,121	2,121	96.1%		0	551		$24.53
	Civic Center Plaza	GRI	40%	IL	Chicago-Naperville-Elgin	265	106	98.9%			87	Super H Mart, Home Depot, O'Reilly Automotive, King Spa	$11.00
	Clybourn Commons			IL	Chicago-Naperville-Elgin	32	32	89.9%				PETCO	$37.80
	Glen Oak Plaza			IL	Chicago-Naperville-Elgin	63	63	96.2%			12	Trader Joe's, Walgreens, Northshore University Healthsystems	$27.94
	Hinsdale Lake Commons			IL	Chicago-Naperville-Elgin	185	185	97.4%			57	Whole Foods, Goodwill, Charter Fitness, Petco	$16.75
	Mellody Farm			IL	Chicago-Naperville-Elgin	259	259	97.1%			45	Whole Foods, Nordstrom Rack, REI, HomeGoods, Barnes & Noble, West Elm	$31.41
	Naperville Plaza	C	20%	IL	Chicago-Naperville-Elgin	115	23	100.0%			39	Casey's Foods, Trader Joe's, Oswald's Pharmacy	$27.35
(2)	Old Town Square	C	20%	IL	Chicago-Naperville-Elgin	87	17	97.5%			67	Jewel-Osco	$27.18
	Riverside Sq & River's Edge	GRI	40%	IL	Chicago-Naperville-Elgin	169	68	100.0%			74	Mariano's Fresh Market, Dollar Tree, Party City, Blink Fitness	$18.68
	Roscoe Square	GRI	40%	IL	Chicago-Naperville-Elgin	140	56	100.0%			51	Mariano's Fresh Market, Walgreens, Altitude Trampoline Park	$24.79
	Westchester Commons			IL	Chicago-Naperville-Elgin	143	143	94.2%			80	Mariano's Fresh Market, Goodwill	$18.71
	Willow Festival			IL	Chicago-Naperville-Elgin	404	404	91.6%			60	Whole Foods, Lowe's, CVS, HomeGoods, REI, Ulta	$19.34
	0			IL		1,862	1,355	95.5%		0	572		$21.86
	Shops on Main	M	94%	IN	Chicago-Naperville-Elgin	289	289	100.0%			40	Whole Foods, Dick's Sporting Goods, Ross Dress for Less, HomeGoods, DSW, Nordstrom Rack, Marshalls	$17.64
	Willow Lake Shopping Center	GRI	40%	IN	Indianapolis-Carmel-Anderson	86	34	88.6%		64	64	Indiana Bureau of Motor Vehicles, Snipes USA, (Kroger)	$17.58
	Willow Lake West Shopping Center	GRI	40%	IN	Indianapolis-Carmel-Anderson	53	21	100.0%			12	Trader Joe's	$28.37
	0			IN		428	345	98.9%		64	116		$18.30
	Fellsway Plaza	M	75%	MA	Boston-Cambridge-Newton	158	158	98.0%			61	Stop & Shop, Planet Fitness, BioLife Plasma Services	$27.19
	Shaw's at Plymouth			MA	Boston-Cambridge-Newton	60	60	100.0%			60	Shaw's	$19.34
	Shops at Saugus			MA	Boston-Cambridge-Newton	87	87	100.0%			11	Trader Joe's, La-Z-Boy, PetSmart	$31.95
	Star's at Cambridge			MA	Boston-Cambridge-Newton	66	66	100.0%			66	Star Market	$41.18
	Star's at Quincy			MA	Boston-Cambridge-Newton	101	101	100.0%			101	Star Market	$23.63
	Star's at West Roxbury			MA	Boston-Cambridge-Newton	76	76	100.0%			55	Shaw's	$27.66
	The Abbot			MA	Boston-Cambridge-Newton	64	64	77.1%				Center for Effective Alturism	$94.98
(2)	The Longmeadow Shops			MA	Springfield, MA	99	99	100.0%				CVS	$31.49
	Twin City Plaza			MA	Boston-Cambridge-Newton	285	285	100.0%			63	Shaw's, Marshall's, Extra Space Storage, Walgreens, K&G Fashion, Dollar Tree, Everfitness, Formlabs	$22.47
	0			MA		996	996	98.2%			416		$30.25
	Burnt Mills	C	20%	MD	Washington-Arlington-Alexandri	31	6	92.3%			9	Trader Joe's	$40.57
	Cloppers Mill Village	GRI	40%	MD	Washington-Arlington-Alexandri	137	55	93.4%			70	Shoppers Food Warehouse, Dollar Tree	$19.40
	Festival at Woodholme	GRI	40%	MD	Baltimore-Columbia-Towson	81	32	95.1%			10	Trader Joe's	$40.55

Supplemental Information 31

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	Firstfield Shopping Center	GRI	40%	MD	Washington-Arlington-Alexandri	22	9	100.0%				-	$44.87
	Parkville Shopping Center	GRI	40%	MD	Baltimore-Columbia-Towson	165	66	95.3%			41	Giant, Parkville Lanes, Dollar Tree, Petco, The Cellar Parkville	$17.47
	Southside Marketplace	GRI	40%	MD	Baltimore-Columbia-Towson	125	50	94.7%			44	Giant	$25.26
	Takoma Park	GRI	40%	MD	Washington-Arlington-Alexandri	107	43	97.4%			64	Planet Fitness	$15.15
	Village at Lee Airpark			MD	Baltimore-Columbia-Towson	118	118	97.8%		75	63	Giant, (Sunrise)	$31.43
	Watkins Park Plaza	GRI	40%	MD	Washington-Arlington-Alexandri	111	45	96.6%				LA Fitness, CVS	$29.77
	Westbard Square			MD	Washington-Arlington-Alexandri	171	171	91.3%			55	Giant, Bowlmor AMF	$37.41
	Woodmoor Shopping Center	GRI	40%	MD	Washington-Arlington-Alexandri	68	27	95.7%				CVS	$38.06
	0			MD		1,137	622	94.7%		75	357		$29.67
	Fenton Marketplace			MI	Flint	97	97	74.0%				Family Farm & Home	$9.14
	0			MI		97	97	74.0%		0	0		$9.14
	Apple Valley Square			MN	Minneapol-St. Paul-Bloomington	179	179	100.0%		87		Jo-Ann Fabrics, PETCO, Savers, Experience Fitness, (Burlington Coat Factory), (Aldi)	$17.02
	Cedar Commons			MN	Minneapol-St. Paul-Bloomington	66	66	100.0%			50	Whole Foods	$28.59
	Colonial Square	GRI	40%	MN	Minneapol-St. Paul-Bloomington	93	37	97.9%			44	Lund's	$27.63
	Rockford Road Plaza	GRI	40%	MN	Minneapol-St. Paul-Bloomington	204	82	99.4%				Kohl's, PetSmart, HomeGoods, TJ Maxx, ULTA	$14.29
	Rockridge Center	C	20%	MN	Minneapol-St. Paul-Bloomington	125	25	98.2%			89	CUB Foods	$14.80
	0			MN		668	390	99.6%		87	183		$19.28
	Brentwood Plaza			MO	St. Louis	60	60	92.6%			52	Schnucks	$10.38
	Bridgeton			MO	St. Louis	71	71	100.0%		130	63	Schnucks, (Home Depot)	$12.87
	Dardenne Crossing			MO	St. Louis	67	67	100.0%			63	Schnucks	$11.72
	Kirkwood Commons			MO	St. Louis	210	210	100.0%		258	136	Walmart, TJ Maxx, HomeGoods, Famous Footwear, (Target), (Lowe's)	$10.39
	0			MO		408	408	98.9%		388	314		$11.05
	Blakeney Town Center			NC	Charlotte-Concord-Gastonia	384	384	98.5%		124		Harris Teeter, Marshalls, Best Buy, Petsmart, Off Broadway Shoes, Old Navy, (Target)	$27.26
	Carmel Commons			NC	Charlotte-Concord-Gastonia	141	141	89.4%			14	Chuck E. Cheese, The Fresh Market, Party City	$25.20
	Cochran Commons	C	20%	NC	Charlotte-Concord-Gastonia	66	13	100.0%		15	42	Harris Teeter, (Walgreens)	$18.01
	Market at Colonnade Center			NC	Raleigh-Cary	58	58	100.0%			40	Whole Foods	$28.83
	Glenwood Village			NC	Raleigh-Cary	43	43	88.8%			28	Harris Teeter	$17.56
	Holly Park			NC	Raleigh-Cary	158	158	99.0%			12	DSW Warehouse, Trader Joe's, Ross Dress For Less, Staples, US Fitness Products, Jerry's Artarama, Pet Supplies Plus, Ulta	$20.74
	Lake Pine Plaza			NC	Raleigh-Cary	88	88	100.0%			58	Harris Teeter	$14.61
	Midtown East	O	50%	NC	Raleigh-Cary	159	79	100.0%			120	Wegmans	$24.59
	Ridgewood Shopping Center	C	20%	NC	Raleigh-Cary	94	19	89.9%			30	Whole Foods, Walgreens	$28.90
	Shops at Erwin Mill	M	55%	NC	Durham-Chapel Hill	91	91	100.0%			53	Harris Teeter	$20.57
	Shoppes of Kildaire	GRI	40%	NC	Raleigh-Cary	145	58	100.0%			46	Trader Joe's, Aldi, Staples, Barnes & Noble	$21.43
	Southpoint Crossing			NC	Durham-Chapel Hill	103	103	100.0%			59	Harris Teeter	$17.51
	Sutton Square	C	20%	NC	Raleigh-Cary	101	20	95.5%			24	The Fresh Market	$21.95
	Village District	C	30%	NC	Raleigh-Cary	601	180	98.9%			87	Harris Teeter, The Fresh Market, The Oberlin, Wake Public Library, Walgreens, Talbots, Great Outdoor Provision Co., York Properties,The Cheshire Cat Gallery, Crunch Fitness Select Club, Bailey's Fine Jewelry, Sephora, Barnes & Noble, Goodnight's Comedy Club, Ballard Designs	$25.59
	Village Plaza	C	20%	NC	Durham-Chapel Hill	73	15	100.0%			42	Whole Foods	$25.49
	Willow Oaks			NC	Charlotte-Concord-Gastonia	65	65	97.9%			49	Publix	$17.93
	Woodcroft Shopping Center			NC	Durham-Chapel Hill	90	90	94.2%			41	Food Lion, ACE Hardware	$14.44
	0			NC		2,460	1,605	97.6%		139	744		$22.77
(2)	Bloomfield Crossing			NJ	New York-Newark-Jersey City	59	59	100.0%			34	Superfresh	$15.25
(2)	Boonton ACME Shopping Center			NJ	New York-Newark-Jersey City	63	63	97.1%			49	Acme Markets	$24.23
(2)	Cedar Hill Shopping Center			NJ	New York-Newark-Jersey City	43	43	100.0%				Walgreens	$30.75
(2)	Chestnut Ridge Shopping Center	O	50%	NJ	New York-Newark-Jersey City	76	38	88.6%			19	Fresh Market, Drop Fitness	$29.95
	Chimney Rock			NJ	New York-Newark-Jersey City	218	218	92.8%			50	Whole Foods, Nordstrom Rack, Saks Off 5th, The Container Store, Ulta	$39.41
	District at Metuchen	C	20%	NJ	New York-Newark-Jersey City	67	13	100.0%			44	Whole Foods	$32.89
(2)	Emerson Plaza			NJ	New York-Newark-Jersey City	93	93	87.1%			53	Shoprite, K-9 Resorts Luxury Pet Hotel	$14.38
(2)	Ferry Street Plaza			NJ	New York-Newark-Jersey City	108	108	100.0%			63	Seabra Foods, Flaming Grill	$23.52
(2)	Glenwood Green	M	70%	NJ	Philadelphia-Camden-Wilmington	353	353	92.8%			80	ShopRite, Target, Rendina	$12.44

Supplemental Information 32

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
(2)	H Mart Plaza			NJ	New York-Newark-Jersey City	7	7	100.0%				-	$46.32
	Haddon Commons	GRI	40%	NJ	Philadelphia-Camden-Wilmington	54	22	100.0%			34	Acme Markets	$15.24
(2)	Meadtown Shopping Center			NJ	New York-Newark-Jersey City	77	77	100.0%				Marshalls, Petco, Walgreens	$25.20
(2)	Midland Park Shopping Center			NJ	New York-Newark-Jersey City	129	129	81.5%			30	Kings Food Markets, Crunch Fitness	$25.25
	Plaza Square	GRI	40%	NJ	New York-Newark-Jersey City	104	42	62.0%			43	Grocer	$19.99
(2)	Pompton Lakes Towne Square			NJ	New York-Newark-Jersey City	66	66	90.5%				Planet Fitness	$25.94
(2)	Rite Aid Plaza-Waldwick Plaza			NJ	New York-Newark-Jersey City	20	20	100.0%				Rite Aid	$30.42
(2)	South Pass Village			NJ	New York-Newark-Jersey City	109	109	97.0%			45	Acme Markets	$31.05
(2)	Valley Ridge Shopping Center			NJ	New York-Newark-Jersey City	103	103	93.4%			39	Whole Foods	$28.58
(2)	Van Houten Plaza			NJ	New York-Newark-Jersey City	37	37	91.4%				Dollar Tree	$11.70
(2)	Waldwick Plaza			NJ	New York-Newark-Jersey City	27	27	90.3%				-	$28.12
(2)	Washington Commons	M	100%	NJ	New York-Newark-Jersey City	74	74	92.5%			44	Stop & Shop	$23.67
	0			NJ		1,886	1,700	92.5%		0	627		$23.87
	101 7th Avenue			NY	New York-Newark-Jersey City	57	57	0.0%				-	$0.00
(2)	111 Kraft Avenue			NY	New York-Newark-Jersey City	9	9	100.0%				-	$47.40
	1175 Third Avenue			NY	New York-Newark-Jersey City	23	23	100.0%			10	Whole Foods, Five Below	$112.26
	1225-1239 Second Ave			NY	New York-Newark-Jersey City	18	18	33.7%				-	$112.82
(2)	260-270 Sawmill Road			NY	New York-Newark-Jersey City	3	3	100.0%				-	$1.69
(2)	27 Purchase Street			NY	New York-Newark-Jersey City	10	10	82.6%				-	$40.30
(2)	410 South Broadway			NY	New York-Newark-Jersey City	7	7	100.0%				-	$1.21
(2)	48 Purchase Street			NY	New York-Newark-Jersey City	6	6	100.0%				-	$78.05
	90 - 30 Metropolitan Avenue			NY	New York-Newark-Jersey City	60	60	100.0%			11	Michaels, Staples, Trader Joe's	$36.15
(2)	Arcadian Shopping Center			NY	New York-Newark-Jersey City	166	166	95.5%			65	Stop & Shop, Westchester Community College, The 19th Hole	$24.14
(2)	Biltmore Shopping Center			NY	New York-Newark-Jersey City	17	17	100.0%				-	$38.93
	Broadway Plaza			NY	New York-Newark-Jersey City	147	147	88.5%			18	Aldi, Best Buy, Bob's Discount Furniture, TJ Maxx, Blink Fitness	$40.28
(2)	Carmel ShopRite Plaza			NY	New York-Newark-Jersey City	142	142	97.7%			65	Shoprite, Carmel Cinema, Gold's Gyn, Rite Aid	$14.40
(2)	Chilmark Shopping Center			NY	New York-Newark-Jersey City	47	47	100.0%				CVS	$34.48
	Clocktower Plaza Shopping Ctr			NY	New York-Newark-Jersey City	79	79	90.4%			63	Stop & Shop	$50.88
(2)	DeCicco's Plaza			NY	New York-Newark-Jersey City	70	70	88.8%			30	Decicco & Sons	$35.53
(2)	District Shops of Pelham Manor (fka Pelham Manor Plaza)			NY	New York-Newark-Jersey City	25	25	87.7%			10	Manor Market	$35.28
	East Meadow Plaza			NY	New York-Newark-Jersey City	195	195	71.2%			31	Lidl, Dollar Deal	$25.25
(2)	Eastchester Plaza			NY	New York-Newark-Jersey City	24	24	100.0%				CVS	$36.54
	Eastport			NY	New York-Newark-Jersey City	48	48	97.3%				King Kullen, Rite Aid	$13.60
(2)	Gateway Plaza	O	50%	NY	New York-Newark-Jersey City	198	99	100.0%				Walmart, Bob's Discount Furniture	$9.47
(2)	Harrison Shopping Square			NY	New York-Newark-Jersey City	26	26	100.0%			12	The Harrison Market	$33.40
(2)	Heritage 202 Center			NY	New York-Newark-Jersey City	19	19	100.0%				-	$33.99
	Hewlett Crossing I & II			NY	New York-Newark-Jersey City	52	52	100.0%				-	$39.64
	Lake Grove Commons	GRI	40%	NY	New York-Newark-Jersey City	141	57	100.0%			48	Whole Foods, LA Fitness	$37.35
(2)	Lakeview Shopping Center			NY	New York-Newark-Jersey City	165	165	96.9%			45	Acme, Planet Fitness, Montclare Children's School, Rite Aid	$18.50
(2)	Marine's Taste of Italy			NY	Torrington	3	3	100.0%				-	$28.73
(2)	McLean Plaza	M	100%	NY	New York-Newark-Jersey City	58	58	86.9%			35	Acme Markets	$19.23
(2)	Midway Shopping Center	O	12%	NY	New York-Newark-Jersey City	244	29	99.0%			74	Shoprite, JoAnn, Amazing Savings, Daiso, CVS, Planet Fitness, Denny's Kids	$28.77
(2)	New City PCSB Bank Pad			NY	New York-Newark-Jersey City	3	3	100.0%				-	$53.28
(2)	Orangetown Shopping Center	M	100%	NY	New York-Newark-Jersey City	76	76	95.5%				CVS	$22.45
(2)	Purchase Street Shops			NY	New York-Newark-Jersey City	6	6	100.0%				-	$33.82
(2)	Putnam Plaza	O	67%	NY	New York-Newark-Jersey City	189	126	80.8%				Tops, Dollar World, Rite Aid	$17.47
(2)	Riverhead Plaza	O	50%	NY	New York-Newark-Jersey City	13	6	100.0%				-	$34.20
	Rivertowns Square			NY	New York-Newark-Jersey City	116	116	95.2%			18	Ulta, The Learning Experience, Mom's Organic Market, Look Cinemas	$28.21
(2)	Somers Commons			NY	New York-Newark-Jersey City	135	135	86.6%				Level Fitness, Tractor Supply, Goodwill	$17.00
(2)	Staples Plaza-Yorktown Heights			NY	New York-Newark-Jersey City	125	125	100.0%				Level Fitness, Staples, Party City, Extra Space Storage	$12.11
(2)	Tanglewood Shopping Center			NY	New York-Newark-Jersey City	27	27	100.0%				-	$40.72

Supplemental Information 33

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	The Gallery at Westbury Plaza			NY	New York-Newark-Jersey City	312	312	97.2%			13	Trader Joe's, Nordstrom Rack, Saks Fifth Avenue, Bloomingdale's, The Container Store, HomeGoods, Old Navy, Gap Outlet, Bassett Home Furnishings, Famous Footwear	$52.70
	The Meadows (fka East Meadow)			NY	New York-Newark-Jersey City	141	141	94.1%			93	Marshalls, Stew Leonard's, Net Cost Market, Catch Air	$16.26
	The Point at Garden City Park			NY	New York-Newark-Jersey City	105	105	100.0%			52	King Kullen, Ace Hardware	$30.98
(2)	The Shops at SunVet (fka SunVet)	M	100%	NY	New York-Newark-Jersey City	173	173	33.7%			40	Whole Foods	$38.55
(2)	Towne Centre at Somers			NY	New York-Newark-Jersey City	84	84	98.2%				CVS	$30.87
	Valley Stream			NY	New York-Newark-Jersey City	99	99	95.0%				King Kullen	$29.28
(2)	Village Commons			NY	New York-Newark-Jersey City	28	28	88.6%				-	$39.25
	Wading River			NY	New York-Newark-Jersey City	99	99	89.8%				King Kullen, CVS, Ace Hardware	$24.25
	Westbury Plaza			NY	New York-Newark-Jersey City	390	390	100.0%			110	WalMart, Costco, Marshalls, Total Wine and More, Olive Garden	$27.68
	0			NY		4,180	3,711	89.5%		0	841		$28.86
	Cherry Grove			OH	Cincinnati	203	203	99.0%			66	Kroger, Shoe Carnival, TJ Maxx, Tuesday Morning	$13.09
	East Pointe			OH	Columbus	111	111	100.0%			76	Kroger	$11.54
	Hyde Park			OH	Cincinnati	397	397	99.4%			100	Kroger, Kohl's, Walgreens, Jo-Ann Fabrics, Ace Hardware, Staples, Marshalls, Five Below	$17.52
	Kroger New Albany Center			OH	Columbus	93	93	100.0%			65	Kroger	$13.94
	Northgate Plaza (Maxtown Road)			OH	Columbus	117	117	100.0%		90	91	Kroger, (Home Depot)	$12.40
	Red Bank Village			OH	Cincinnati	176	176	100.0%			152	WalMart	$7.91
	Regency Commons			OH	Cincinnati	34	34	67.0%				-	$28.73
	West Chester Plaza			OH	Cincinnati	88	88	100.0%			67	Kroger	$10.61
	0			OH		1,221	1,221	98.7%		90	616		$13.74
	Corvallis Market Center			OR	Corvallis	85	85	100.0%			12	Michaels, TJ Maxx, Trader Joe's	$22.71
	Greenway Town Center	GRI	40%	OR	Portland-Vancouver-Hillsboro	93	37	100.0%			38	Dollar Tree, Rite Aid, Whole Foods	$17.05
	Murrayhill Marketplace			OR	Portland-Vancouver-Hillsboro	150	150	86.5%			41	Safeway, Planet Fitness	$21.59
	Northgate Marketplace			OR	Medford	81	81	93.2%			13	Trader Joe's, REI, PETCO	$24.56
	Northgate Marketplace Ph II			OR	Medford	177	177	96.4%				Dick's Sporting Goods, Homegoods, Marshalls	$18.05
	Sherwood Crossroads			OR	Portland-Vancouver-Hillsboro	88	88	91.9%			55	Safeway	$11.86
	Tanasbourne Market			OR	Portland-Vancouver-Hillsboro	71	71	100.0%			57	Whole Foods	$33.03
	Walker Center			OR	Portland-Vancouver-Hillsboro	89	89	98.4%				REI	$28.88
	0			OR		834	778	94.8%		0	215		$21.87
	Allen Street Shopping Ctr	GRI	40%	PA	Allentown-Bethlehem-Easton	46	18	100.0%			22	Grocery Outlet Bargain Market	$19.17
	Baederwood Shopping Center	M	80%	PA	Philadelphia-Camden-Wilmington	117	117	100.0%			40	Whole Foods, Planet Fitness	$28.15
	City Avenue Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	162	65	91.5%				Ross Dress for Less, TJ Maxx, Dollar Tree	$21.41
	Gateway Shopping Center			PA	Philadelphia-Camden-Wilmington	224	224	99.4%			11	Trader Joe's, Staples, TJ Maxx, Jo-Ann Fabrics	$36.13
	Hershey			PA	Harrisburg-Carlisle	6	6	100.0%				-	$30.00
	Lower Nazareth Commons			PA	Allentown-Bethlehem-Easton	101	101	100.0%		244	111	Burlington Coat Factory, PETCO, (Wegmans), (Target)	$27.74
	Mercer Square Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	91	37	100.0%			51	Weis Markets	$23.29
	Newtown Square Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	142	57	97.2%			56	Acme Markets, Michael's	$19.54
	Stefko Boulevard Shopping Center	GRI	40%	PA	Allentown-Bethlehem-Easton	134	54	97.9%			73	Valley Farm Market, Dollar Tree, Muscle Inc. Gym	$10.81
	Warwick Square Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	93	37	96.7%			25	Grocery Outlet Bargain Market, Planet Fitness	$17.25
	0			PA		1,116	715	98.5%		244	390		$27.05
	Indigo Square			SC	Charleston-North Charleston	51	51	100.0%			22	Greenwise (Vac 8/29/20)	$31.61
	Merchants Village	GRI	40%	SC	Charleston-North Charleston	80	32	100.0%			38	Publix	$18.68
	0			SC		131	83	100.0%		0	59		$26.64
	Harpeth Village Fieldstone			TN	Nashvil-Davdsn-Murfree-Frankln	70	70	100.0%			55	Publix	$17.31
	Northlake Village			TN	Nashvil-Davdsn-Murfree-Frankln	135	135	100.0%			75	Kroger	$16.03
	Peartree Village			TN	Nashvil-Davdsn-Murfree-Frankln	110	110	100.0%			84	Kroger, PETCO	$20.43
	0			TN		314	314	100.0%		0	214		$17.82
	Alden Bridge			TX	Houston-Woodlands-Sugar Land	139	139	98.4%			68	Kroger, Walgreens	$21.64
(2)	Baybrook East	O	50%	TX	Houston-Woodlands-Sugar Land	154	77	91.3%			106	H.E.B	$12.75
	Bethany Park Place			TX	Dallas-Fort Worth-Arlington	99	99	100.0%			83	Kroger	$12.25
	CityLine Market			TX	Dallas-Fort Worth-Arlington	81	81	100.0%			40	Whole Foods	$30.68

Supplemental Information 34

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	CityLine Market Phase II			TX	Dallas-Fort Worth-Arlington	22	22	100.0%				CVS	$28.58
	Cochran's Crossing			TX	Houston-Woodlands-Sugar Land	138	138	100.0%			63	Kroger	$20.78
	Hancock			TX	Austin-Round Rock-Georgetown	263	263	98.1%			90	24 Hour Fitness, Firestone Complete Auto Care, H.E.B, PETCO, Twin Liquors	$20.28
	Hillcrest Village			TX	Dallas-Fort Worth-Arlington	15	15	100.0%				-	$51.46
	Indian Springs Center			TX	Houston-Woodlands-Sugar Land	140	140	100.0%			79	H.E.B.	$26.79
	Keller Town Center			TX	Dallas-Fort Worth-Arlington	120	120	99.0%			64	Tom Thumb	$17.29
	Lebanon/Legacy Center			TX	Dallas-Fort Worth-Arlington	56	56	90.7%		63	63	(WalMart)	$31.43
	Market at Preston Forest			TX	Dallas-Fort Worth-Arlington	96	96	96.5%			64	Tom Thumb	$22.23
	Market at Round Rock			TX	Austin-Round Rock-Georgetown	123	123	85.4%			30	Sprout's Markets, Office Depot	$21.28
	Market at Springwoods Village	M	53%	TX	Houston-Woodlands-Sugar Land	167	167	98.9%			100	Kroger	$18.15
	Mockingbird Commons			TX	Dallas-Fort Worth-Arlington	120	120	94.1%			49	Tom Thumb, Ogle School of Hair Design	$21.40
	North Hills			TX	Austin-Round Rock-Georgetown	164	164	98.8%			60	H.E.B.	$22.16
	Panther Creek			TX	Houston-Woodlands-Sugar Land	166	166	100.0%			66	CVS, The Woodlands Childrens Museum, Fitness Project	$25.33
	Prestonbrook			TX	Dallas-Fort Worth-Arlington	92	92	100.0%			64	Kroger	$15.70
	Preston Oaks			TX	Dallas-Fort Worth-Arlington	103	103	100.0%			30	Central Market, Talbots	$40.94
	Shiloh Springs			TX	Dallas-Fort Worth-Arlington	110	110	93.6%			61	Kroger	$15.38
	Shops at Mira Vista			TX	Austin-Round Rock-Georgetown	68	68	100.0%			15	Trader Joe's, Champions Westlake Gymnastics & Cheer	$26.87
(2)	Sienna	M	75%	TX	Houston-Woodlands-Sugar Land	30	30	23.0%				-	$37.43
	Southpark at Cinco Ranch			TX	Houston-Woodlands-Sugar Land	265	265	100.0%			101	Kroger, Academy Sports, PETCO, Spec's Liquor and Finer Foods	$14.80
	Sterling Ridge			TX	Houston-Woodlands-Sugar Land	129	129	100.0%			63	Kroger, CVS	$22.72
	Sweetwater Plaza	C	20%	TX	Houston-Woodlands-Sugar Land	134	27	98.1%			65	Kroger, Walgreens	$19.22
	Tech Ridge Center			TX	Austin-Round Rock-Georgetown	216	216	99.4%			84	H.E.B., Pinstack, Baylor Scott & White	$24.24
	The Village at Riverstone			TX	Houston-Woodlands-Sugar Land	165	165	96.5%			100	Kroger	$17.60
	Weslayan Plaza East	GRI	40%	TX	Houston-Woodlands-Sugar Land	169	68	100.0%				Berings, Ross Dress for Less, Michaels, The Next Level Fitness, Spec's Liquor, Trek Bicycle	$21.90
	Weslayan Plaza West	GRI	40%	TX	Houston-Woodlands-Sugar Land	186	74	98.1%			52	Randalls Food, Walgreens, PETCO, Homegoods, Barnes & Noble	$21.84
	Westwood Village			TX	Houston-Woodlands-Sugar Land	242	242	97.5%		127		Fitness Project, PetSmart, Office Max, Ross Dress For Less, TJ Maxx, Kelsey Seybold,(Target)	$19.32
	Woodway Collection	GRI	40%	TX	Houston-Woodlands-Sugar Land	97	39	94.2%			45	Whole Foods	$32.31
	0			TX		4,068	3,613	97.2%		190	1,706		$21.49
	Ashburn Farm Village Center	GRI	40%	VA	Washington-Arlington-Alexandri	92	37	100.0%			27	Patel Brothers, The Shop Gym	$18.03
	Belmont Chase			VA	Washington-Arlington-Alexandri	91	91	100.0%			40	Cooper's Hawk Winery, Whole Foods	$34.88
	Carytown Exchange	M	69%	VA	Richmond	116	116	95.6%			38	Publix, CVS	$28.47
	Centre Ridge Marketplace	GRI	40%	VA	Washington-Arlington-Alexandri	107	43	100.0%			55	United States Coast Guard Ex, Planet Fitness	$21.53
	Point 50			VA	Washington-Arlington-Alexandri	48	48	100.0%			30	Amazon Fresh	$33.02
	Festival at Manchester Lakes	GRI	40%	VA	Washington-Arlington-Alexandri	169	68	95.2%			32	Amazon Fresh, Homesense, Hyper Kidz	$30.93
	Fox Mill Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	103	41	97.6%			50	Giant	$27.33
	Greenbriar Town Center	GRI	40%	VA	Washington-Arlington-Alexandri	340	136	97.0%			62	Big Blue Swim School, Bob's Discount Furniture, CVS, Giant, Marshalls, Planet Fitness, Ross Dress for Less, Total Wine and More	$29.30
	Hanover Village Shopping Center	GRI	40%	VA	Richmond	90	36	100.0%			18	Aldi, Tractor Supply Company, Harbor Freight Tools, Dollar Tree	$10.34
	Kamp Washington Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	71	29	93.8%				PGA Tour Superstore	$34.07
	Kings Park Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	96	39	100.0%			51	Giant, CVS	$34.45
	Lorton Station Marketplace	C	20%	VA	Washington-Arlington-Alexandri	136	27	84.1%			63	Amazon Fresh, Planet Fitness	$26.76
	Saratoga Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	113	45	93.4%			56	Giant	$21.77
	Shops at County Center			VA	Washington-Arlington-Alexandri	97	97	98.8%			52	Harris Teeter, Planet Fitness	$19.43
	The Crossing Clarendon			VA	Washington-Arlington-Alexandri	420	420	96.9%			34	Whole Foods, Crate & Barrel, The Container Store, Barnes & Noble, Pottery Barn, Ethan Allen, The Cheesecake Factory, LifeTime, Corobus Sports	$38.92
	The Field at Commonwealth			VA	Washington-Arlington-Alexandri	167	167	100.0%			122	Wegmans	$23.72
	Village Center at Dulles	C	20%	VA	Washington-Arlington-Alexandri	307	61	83.3%			48	Giant, CVS, Advance Auto Parts, Chuck E. Cheese, HomeGoods, Goodwill, Furniture Max	$30.72

Supplemental Information 35

Portfolio Summary Report By State

March 31, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
Village Shopping Center	GRI	40%	VA	Richmond	116	46	84.1%			45	Publix, CVS	$25.71
Willston Centre I	GRI	40%	VA	Washington-Arlington-Alexandri	105	42	86.5%				Fashion K City	$31.76
Willston Centre II	GRI	40%	VA	Washington-Arlington-Alexandri	136	54	88.6%		141	59	Safeway, (Target), (PetSmart)	$28.13
0			VA		2,921	1,643	96.0%		141	882		$29.99
6401 Roosevelt			WA	Seattle-Tacoma-Bellevue	8	8	100.0%				-	$27.10
Aurora Marketplace	GRI	40%	WA	Seattle-Tacoma-Bellevue	107	43	100.0%			49	Safeway, TJ Maxx	$19.04
Ballard Blocks I	O	50%	WA	Seattle-Tacoma-Bellevue	132	66	98.4%			12	LA Fitness, Ross Dress for Less, Trader Joe's	$28.09
Ballard Blocks II	O	50%	WA	Seattle-Tacoma-Bellevue	117	58	99.0%			25	Bright Horizons, Kaiser Permanente, PCC Community Markets, Prokarma, Trufusion, West Marine	$32.82
Broadway Market	C	20%	WA	Seattle-Tacoma-Bellevue	140	28	96.1%			64	Gold's Gym, Mosaic Salon Group, Quality Food Centers	$28.72
Cascade Plaza	C	20%	WA	Seattle-Tacoma-Bellevue	206	41	86.9%			49	Big 5 Sporting Goods, Dollar Tree, Jo-Ann Fabrics, Planet Fitness, Ross Dress For Less, Safeway, Aaron's	$13.17
Eastgate Plaza	GRI	40%	WA	Seattle-Tacoma-Bellevue	85	34	96.5%			29	Safeway, Rite Aid	$32.67
Grand Ridge Plaza			WA	Seattle-Tacoma-Bellevue	331	331	99.2%			45	Bevmo!, Dick's Sporting Goods, Marshalls, Regal Cinemas,Safeway, Ulta	$26.83
Inglewood Plaza			WA	Seattle-Tacoma-Bellevue	17	17	100.0%				-	$47.25
Island Village			WA	Seattle-Tacoma-Bellevue	106	106	100.0%			49	Safeway, Rite Aid	$16.39
Klahanie Shopping Center			WA	Seattle-Tacoma-Bellevue	67	67	97.6%		40	40	(QFC)	$38.82
Melrose Market			WA	Seattle-Tacoma-Bellevue	21	21	90.0%				-	$35.38
Overlake Fashion Plaza	GRI	40%	WA	Seattle-Tacoma-Bellevue	87	35	100.0%		230	13	Marshalls, Bevmo!, Amazon Go Grocery	$30.45
Pine Lake Village			WA	Seattle-Tacoma-Bellevue	103	103	98.6%			41	Quality Food Centers, Rite Aid	$26.84
Roosevelt Square			WA	Seattle-Tacoma-Bellevue	150	150	84.7%			50	Whole Foods, Guitar Center, LA Fitness	$27.76
Sammamish-Highlands			WA	Seattle-Tacoma-Bellevue	101	101	100.0%		55	67	Trader Joe's, Bartell Drugs, (Safeway)	$39.31
Southcenter			WA	Seattle-Tacoma-Bellevue	58	58	100.0%		112		(Target)	$35.83
0			WA		1,836	1,267	96.8%		437	532		$28.51

Regency Centers Total					57,013	48,732	95.0%		3,747	17,208		$24.63
(1)
Major Tenants are the grocery anchor and any tenant 10,000 square feet or greater. Retailers in parenthesis are a shadow anchor and not a part of the owned property.
(2)
Non-Same Property

Note:	In-process developments are bolded and italicized.

C:	Real Estate Partnership with Oregon

GRI:	Real Estate Partnership with GRI

M:	Real Estate Partnership with Minority Partner

O:	Other, single property Real Estate Partnerships

Supplemental Information 36

Components of Net Asset Value (NAV)

As of March 31, 2024

(unaudited and in thousands)

Real Estate - Operating
Operating Portfolio NOI Excluding Straight-line Rent and Above/Below Market Rent - Current Quarter
Consolidated NOI (page 5)	$239,334
Share of Unconsolidated JV NOI (page 7)	$25,650
Less: Noncontrolling Interests (page 7)	$(2,046)
Pro Rata Share of Operating Portfolio Cash NOI	$262,938

Quarterly Base Rent From Leases Signed But Not Yet Commenced
Retail Operating Properties Excluding In-Process Redevelopments (Quarterly)	$7,567
Retail Operating Properties Including In-Process Redevelopments (Quarterly)	$12,620

Real Estate: In-Process Ground-Up Developments and Redevelopments
In-Process Ground-Up Development
REG's Estimated Net Project Costs (page 17)	$220,000
Stabilized Yield (page 17)	7%
Annualized Proforma Stabilized NOI	$15,400
% of Costs Incurred (page 17)	43%
Construction in Progress	$94,600

NOI from In-Process Ground-Up Development - Current Quarter
In-place NOI from Current Year Ground-Up Development Completions	-
In-place NOI from In-Process Ground-Up Developments	$227

In-Process Redevelopment Projects
REG's Estimated Net Project Costs (page 17)	$327,000
Stabilized Yield (page 17)	10%
Annualized Proforma Stabilized NOI	$32,700
% of Costs Incurred (page 17)	47%
Construction in Progress	$153,690

NOI from In-Process Redevelopment - Current Quarter
In-place NOI from Current Year Redevelopment Completions	$8
In-place NOI from In-Process Redevelopments	$(201)

Fee Income
Third-Party Management Fees and Commissions - Current Quarter (page 5)	$6,396
Less: Share of JV's Total fee income - Current Quarter (page 7)	$(233)

Other Assets
Estimated Market Value of Land & Non-income Producing Assets
Land held for sale or future development	$32,502
Outparcels at retail operating properties	6,644
Non-income producing assets	26,000
Total Estimated Market Value of Land & Non-income Producing Assets	$65,146

Regency's Pro-Rata Share (page 3 & 6)
Cash and Cash Equivalents	$183,295
Tenant and other receivables, excluding Straight-line rent receivables	$89,717
Other Assets, excluding Goodwill	$265,099

Liabilities
Regency's Pro-Rata Share (page 3 & 6)
Notes payable	$4,888,380
Accounts payable and other liabilities	$361,614
Tenants' security, escrow deposits	$79,169
Preferred Stock	$225,000

Common Shares and Equivalents Outstanding
Common Shares and Equivalents Issued and Outstanding (page 1)	185,874

Supplemental Information 37

Earnings Guidance

March 31, 2024

Full Year 2024 Guidance (in thousands, except per share data)	1Q 2024	Current Guidance	Previous Guidance

Net Income Attributable to Common Shareholders per diluted share	$0.58	$1.96-$2.02	$1.87-$1.93

Nareit Funds From Operations ("Nareit FFO") per diluted share	$1.08	$4.15-$4.21	$4.14-$4.20

Core Operating Earnings per diluted share(1)	$1.04	$4.02-$4.08	$4.02-$4.08

Same property NOI growth without termination fees or collection of 2020/2021 reserves	2.1%	+2.0% to +2.5%	+2.0% to +2.5%

Certain non-cash items(2)	$10,271	+/-$32,000	+/-$30,000

G&A expense, net(3)	$24,129	$93,000-$95,000	$93,000-$95,000

Interest expense and Preferred dividends(4)	$50,451	$199,000-$201,000	$199,000-$201,000

Management, transaction and other fees	$6,163	+/-$25,000	+/-$25,000

Development and Redevelopment spend	$41,073	+/-$180,000	+/-$180,000

Acquisitions	$0	+/-$46,000	$0
Cap rate (weighted average)	0.0%	+/- 6.5%	0%

Dispositions	$30,500	+/-$125,000	+/-$100,000
Cap rate (weighted average)	6.0%	+/- 5.5%	+/- 5.5%

Merger-related transition expenses	$2,561	+/-$7,000	+/-$7,000

Reconciliation of Net Income to Earnings Guidance (per diluted share)	Full Year 2024
	Low	High

Net income attributable to common shareholders	$1.95	2.01

Adjustments to reconcile net income to Nareit FFO:
Depreciation and amortization (excluding FF&E)	2.26	2.26
Gain on sale of real estate, net of tax	(0.07)	(0.07)
Exchangeable operating partnership units	0.01	0.01
Nareit Funds From Operations	$4.15	4.21

Adjustments to reconcile Nareit FFO to Core Operating Earnings:
Merger transition costs	0.04	0.04
Loss on early extinguishment of debt	0.00	0.00
Straight line rent, net	(0.09)	(0.09)
Above/below market rent amortization, net	(0.11)	(0.11)
Debt and derivative mark-to-market amortization	0.03	0.03
Core Operating Earnings	$4.02	4.08

Note: With the exception of per share data, figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships.

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, debt and derivative mark-to-market amortization, as well as transaction related income/expenses and debt extinguishment charges.
(2)
Includes above and below market rent amortization, straight-line rents, and debt and derivative mark-to-market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro rata basis.
(4)
Net of interest income; excludes debt and derivative mark-to-market amortization, which is included in Certain non-cash items.

Forward-looking statements involve risks, uncertainties and assumptions. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Supplemental Information 38

Glossary of Terms

March 31, 2024

Adjusted Funds From Operations (AFFO): An additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation.

Core Operating Earnings: An additional performance measure used by Regency because the computation of Nareit FFO includes certain non-comparable items that affect the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Development Completion: A Property in Development is deemed complete upon the earlier of (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations. Once deemed complete, the property is termed a Retail Operating Property.

Fixed Charge Coverage Ratio: Operating EBITDAre divided by the sum of the gross interest and scheduled mortgage principal paid to our lenders.

Nareit Funds From Operations (Nareit FFO): Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since Nareit FFO excludes depreciation and amortization and gains on sale and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Net Operating Income (NOI): The sum of base rent, percentage rent, recoveries from tenants, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses.

Non-Same Property: During either calendar year period being compared, a property acquired, sold, a Property in Development, a Development Completion, or a property under, or being positioned for, significant redevelopment that distorts comparability between periods. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property. Please refer to the footnote on Property Summary Report for Non-Same Property detail.

Operating EBITDAre: Nareit EBITDAre is a measure of REIT performance, which the Nareit defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. Operating EBITDAre excludes from Nareit EBITDAre certain non-cash components of earnings derived from straight-line rents and above and below market rent amortization. The Company provides a reconciliation of Net Income to Nareit EBITDAre to Operating EBITDAre.

Property In Development: Properties in various stages of ground-up development.

Property In Redevelopment: Retail Operating Properties under redevelopment or being positioned for redevelopment. Unless otherwise indicated, a Property in Redevelopment is included in the Same Property pool.

Retail Operating Property: Any retail property not termed a Property In Development. A retail property is any property where the majority of the income is generated from retail uses.

Redevelopment Completion: A Property in Redevelopment is deemed complete upon the earlier of (i) 90% of total estimated project costs have been incurred and percent leased equals or exceeds 95% for the company owned GLA related to the project, or (ii) the property features at least two years of anchor operations, if applicable.

Same Property: Retail Operating Properties that were owned and operated for the entirety of both calendar year periods being compared. This term excludes Property in Development, prior year Development Completions, and Non-Same Properties. Property in Redevelopment is included unless otherwise indicated.

Supplemental Information 39